Exhibit 10.15

                                           Execution Counterpart

















                       AMENDED AND RESTATED
               REIMBURSEMENT AND SECURITY AGREEMENT

                              Between

                      HARCOURT GENERAL, INC.

                                and

                        GC COMPANIES, INC.


                   Dated as of January 26, 1999

                         TABLE OF CONTENTS

                                                              Page

1.  Background; Amendment and Restatement; Definitions . . . . . 1
     1.1.  Background. . . . . . . . . . . . . . . . . . . . . . 1
     1.2.  Amendment and Restatement . . . . . . . . . . . . . . 1
     1.3.  Definitions; Certain Rules of Construction. . . . . . 1

2.  Payment Provisions . . . . . . . . . . . . . . . . . . . . .21
     2.1.  Reimbursement and Indemnification . . . . . . . . . .21
     2.2.  Guarantor's Fee . . . . . . . . . . . . . . . . . . .21
     2.3.  Interest on Overdue Payments. . . . . . . . . . . . .21

3.  General Covenants. . . . . . . . . . . . . . . . . . . . . .21
     3.1.  Financial Statements and Reports. . . . . . . . . . .21
          3.1.1.  Annual Reports . . . . . . . . . . . . . . . .21
          3.1.2.  Quarterly Reports. . . . . . . . . . . . . . .22
          3.1.3.  Public Reports . . . . . . . . . . . . . . . .23
          3.1.4.  Notice of Litigation; Notice of Defaults . . .23
          3.1.5.  Management Letters . . . . . . . . . . . . . .23
          3.1.6.  South American Financing Documents . . . . . .23
          3.1.7.  Other Information. . . . . . . . . . . . . . .24
     3.2.  Liens . . . . . . . . . . . . . . . . . . . . . . . .24
     3.3.  Distributions . . . . . . . . . . . . . . . . . . . .26
     3.4.  Merger, Consolidation and Dispositions of Assets. . .27
     3.5.  Issuance of Stock by Theatre Subsidiaries; Subsidiary
          Distributions. . . . . . . . . . . . . . . . . . . . . . . . . .30
          3.5.1.  Issuance of Stock by Theatre Subsidiaries. . .30
          3.5.2.  No Restrictions on Subsidiary Distributions. .30
     3.6.  Guaranteed Leases and Transferred Leases. . . . . . .30
          3.6.1.  No Transfer. . . . . . . . . . . . . . . . . .30
          3.6.2.  Amendments, Renewals, Extensions, etc. . . . .30
     3.7.  Conduct of Theatre Business . . . . . . . . . . . . .31
          3.7.1.  Theatre Subsidiaries . . . . . . . . . . . . .31
          3.7.2.  Theatre Business . . . . . . . . . . . . . . .31
     3.8.  No Extension of Credit Agreement. . . . . . . . . . .31

4.  First Tier Covenants . . . . . . . . . . . . . . . . . . . .31
     4.1.  Consolidated Net Worth. . . . . . . . . . . . . . . .31
     4.2.  Consolidated Adjusted Cash Flow to Consolidated Fixed
          Charges. . . . . . . . . . . . . . . . . . . . . . . .31
     4.3.  Consolidated Adjusted EBITDA to Consolidated Interest
          Charges. . . . . . . . . . . . . . . . . . . . . . . .31
     4.4.  Consolidated Total Adjusted Debt to Consolidated Adjusted
          EBITDA . . . . . . . . . . . . . . . . . . . . . . . .32
     4.5.  Core Theatre Adjusted EBITDA to Core Theatre Fixed Charges32
     4.6.  Problem Theatre Adjusted EBITDA.. . . . . . . . . . .32
     4.7.  South American Adjusted EBITDA. . . . . . . . . . . .32
     4.8.  Investments and Acquisitions. . . . . . . . . . . . .32
     4.9.  Capital Expenditures. . . . . . . . . . . . . . . . .33

5.  Second Tier Covenants. . . . . . . . . . . . . . . . . . . .33
     5.1.  Investments and Acquisitions. . . . . . . . . . . . .33
     5.2.  Financing Debt. . . . . . . . . . . . . . . . . . . .34
     5.3.  Distributions . . . . . . . . . . . . . . . . . . . .34
     5.4.  Capital Expenditures. . . . . . . . . . . . . . . . .35
     5.5.  Payment of Theatre Obligations. . . . . . . . . . . .36

6.  Representations and Warranties . . . . . . . . . . . . . . .36
     6.1.  Organization and Business . . . . . . . . . . . . . .36
          6.1.1.  The Company. . . . . . . . . . . . . . . . . .36
          6.1.2.  Subsidiaries . . . . . . . . . . . . . . . . .36
          6.1.3.  Qualification. . . . . . . . . . . . . . . . .36
     6.2.  Authorization and Enforceability. . . . . . . . . . .36
     6.3.  No Legal Obstacle to Agreements . . . . . . . . . . .37
     6.4.  Delivery of Collateral. . . . . . . . . . . . . . . .37

7.  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .37
     7.1.  Events of Default . . . . . . . . . . . . . . . . . .37
          7.1.1.  Payment. . . . . . . . . . . . . . . . . . . .37
          7.1.2.  Specified Covenants. . . . . . . . . . . . . .38
          7.1.3.  Other Covenants. . . . . . . . . . . . . . . .38
          7.1.4.  Representations and Warranties . . . . . . . .38
          7.1.5.  Cross-Defaults, etc. . . . . . . . . . . . . .38
          7.1.6.  Ownership; Liquidation; etc. . . . . . . . . .38
          7.1.7.  Enforceability, etc. . . . . . . . . . . . . .39
     7.2.  Certain Payments Upon an Event of Default . . . . . .40
     7.3.  Enforcement of Payment; Collateral; Setoff. . . . . .40
     7.4.  Specific Performance; Exercise of Rights. . . . . . .40
     7.5.  Cumulative Remedies . . . . . . . . . . . . . . . . .40
     7.6.  Annulment of Defaults . . . . . . . . . . . . . . . .40
     7.7.  Waivers . . . . . . . . . . . . . . . . . . . . . . .41
     7.8.  Obligations Absolute. . . . . . . . . . . . . . . . .41

8.  Security . . . . . . . . . . . . . . . . . . . . . . . . . .41
     8.1.  Collateral. . . . . . . . . . . . . . . . . . . . . .41
          8.1.1.  Pledged Stock. . . . . . . . . . . . . . . . .41
          8.1.2.  Pledged Rights . . . . . . . . . . . . . . . .42
          8.1.3.  Proceeds and Products. . . . . . . . . . . . .42
     8.2.  Representations, Warranties and Covenants with Respect to the Collateral . . . . . . . . . . . . . . . . . . . .42
          8.2.1.  Pledged Stock. . . . . . . . . . . . . . . . .42
          8.2.2.  No Liens or Restrictions on Transfer or Change of
               Control. . . . . . . . . . . . . . . . . . . .  .42
          8.2.3.  Perfection of the Collateral . . . . . . . . .42
     8.3.  Administration of Collateral. . . . . . . . . . . . .43
          8.3.1.  Distributions on Pledged Securities. . . . . .43
          8.3.2.  Voting of Pledged Securities . . . . . . . . .43
     8.4.  Right to Realize upon Collateral. . . . . . . . . . .43
          8.4.1.  General Authority. . . . . . . . . . . . . . .43
          8.4.2.  Marshaling, etc. . . . . . . . . . . . . . . .44
          8.4.3.  Sales of Collateral. . . . . . . . . . . . . .45
          8.4.4.  Sale Without Registration. . . . . . . . . . .45
          8.4.5.  Application of Proceeds. . . . . . . . . . . .46
     8.5.  Custody of Collateral . . . . . . . . . . . . . . . .46

9.  Expenses; Indemnity. . . . . . . . . . . . . . . . . . . . .47
     9.1.  Expenses. . . . . . . . . . . . . . . . . . . . . . .47
     9.2.  General Indemnity . . . . . . . . . . . . . . . . . .47

10.  Successors and Assigns. . . . . . . . . . . . . . . . . . .47

11.  Confidentiality . . . . . . . . . . . . . . . . . . . . . .47

12.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .48

13.  Course of Dealing; Amendments and Waivers . . . . . . . . .48

14.  Termination and Defeasance. . . . . . . . . . . . . . . . .49

15.  General . . . . . . . . . . . . . . . . . . . . . . . . . .49


                       AMENDED AND RESTATED
               REIMBURSEMENT AND SECURITY AGREEMENT


  This Amended and Restated Reimbursement and Security Agreement, dated as of January 26, 1999, is between Harcourt General, Inc., a Delaware corporation ("Harcourt"), and GC Companies, Inc., a Delaware corporation (the "Company"). The parties agree as follows:

1.  Background; Amendment and Restatement; Definitions.

  1.1. Background. Prior to December 14, 1993, the Company was a Wholly-Owned Subsidiary (as defined below) of Harcourt. On
December 14, 1993, pursuant to a transaction approved by the Board of Directors of Harcourt, (a) Harcourt transferred its theatre business to the Company, (b) Harcourt distributed all of the shares of capital stock of the Company to the stockholders of Harcourt and (c) the Company became a publicly-owned corporation (collectively, the "Spinoff"). Notwithstanding the Spinoff, Harcourt (i) has secondary liability with respect to certain theatre leases assigned by Harcourt to the Company and, in turn, assigned by the Company to certain Subsidiaries (as defined below) of the Company and (ii) has guaranteed the obligations of certain Subsidiaries of the Company under certain theatre leases to which such Subsidiaries are parties. Hence, in connection with the Spinoff, the parties entered into a Reimbursement and Security Agreement dated as of December 14, 1993 (the "Prior Agreement") pursuant to which, among other things, the Company (A) agreed to reimburse and indemnify Harcourt for all amounts paid by Harcourt in respect of any such secondary liability on, or guarantee of, any such theatre lease and (B) pledged to Harcourt all of the capital stock of the Theatre Subsidiaries (as defined below) to secure the payment and performance of the Company's obligations under the Prior Agreement. The Company recently has adopted a new business plan and, in order to implement such new business plan, has requested that Harcourt amend certain provisions of the Prior Agreement.

  1.2. Amendment and Restatement. Effective as of the date hereof, this Agreement amends and restates in its entirety the Prior
Agreement.

  1.3. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized word "Section" refers to sections of this Agreement, (b) the capitalized word "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (g) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, and (h) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

       1.3.1. "Administrative Agent" means the administrative agent under the Credit Agreement.

       1.3.2. "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person); provided, however, that the Company and its Subsidiaries, on the one hand, and Harcourt and its Subsidiaries, on the other hand, shall not be deemed Affiliates of each other for purposes of this Agreement.

       1.3.3.  "Argentina Credit Facility" means the Guaranteed
  Secured Credit Agreement dated as of December 18, 1998 among the Argentina Subsidiary, the lenders from time to time party thereto and BankBoston, N.A., Nassau Branch, as agent.

       1.3.4. "Argentina Subsidiary" means each of General Cinema de Argentina S.A. and Hoyts Cinema de Argentina S.A.

       1.3.5. "Asset-Specific EBITDA" means, with respect to any sale of assets or Equity Interests by the Company or any of its Theatre Subsidiaries, the lesser of (a) the amount of Consolidated Adjusted EBITDA during the four fiscal quarters of the Company most recently ended prior to the date of such sale that is attributable to such assets or Equity Interests and (b) $1.

       1.3.6.  "B Theatres" means the theatres listed on Exhibit
  1.3A.

       1.3.7.  "Bankruptcy Code" means Title 11 of the United States
  Code.

       1.3.8. "Bankruptcy Default" means an Event of Default referred to in Section 7.1.8.

       1.3.9. "Brazil Credit Facility" means a credit facility among the Brazil Subsidiary and its senior lenders that contains terms which are not significantly less favorable to the Company, the Brazil Subsidiary and the other Subsidiaries of the Company than the terms contained in the Argentina Credit Facility.

       1.3.10. "Brazil Subsidiary" means General Cinema do Brasil Empreendimentos Ltda.

       1.3.11. "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company (or other specified Person) and its Subsidiaries (or other group of specified Persons), prepared in accordance with GAAP.

       1.3.12. "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

       1.3.13. "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

       1.3.14.  "Cash Equivalents" means:

       (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated both Prime-1 by Moody's and A-1 by S&P;

       (b) short-term corporate obligations rated both Prime-1 by Moody's and A-1 by S&P;

       (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or (ii) which is subject to a repurchase agreement with any financial institution referred to in clause (a) above, exercisable within one year from the time of purchase and (iii) which, in the case of obligations of any state or municipality, is rated Aa or better by Moody's or AA or better by S&P;

       (d) any mutual fund or other pooled investment vehicle rated Aa or better by Moody's or AA or better by S&P which invests principally in obligations described above; and

       (e) any repurchase agreement with any financial institution described in clause (a) above with respect to any obligations described in clause (c) above.

       1.3.15. "Chile Credit Facility" means a credit facility among the Chile Subsidiary and its senior lenders that contains terms which are not significantly less favorable to the Company, the Chile Subsidiary and the other Subsidiaries of the Company than the terms contained in the Argentina Credit Facility.

       1.3.16.  "Chile Subsidiary" means Hoyts Cinema de Chile S.A.

       1.3.17.  "Cinema Ventures" means Cinema Ventures, LLC, a
  Delaware limited liability company.

       1.3.18. "Collateral" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to this Agreement) to secure the payment or performance of any of the Obligations, including the assets described in Sections 8.1.1 through 8.1.3.

       1.3.19.  "Company" is defined in the preamble hereto.

       1.3.20. "Computation Covenant" means each of Sections 3.2.10 through 3.2.15, 3.3.2, 3.4.5, 3.4.13, 4.1 through 4.7, 4.8.4,
  4.8.5, 4.9 and, if applicable, Sections 5.1.6, 5.2.2, 5.2.4 and
  5.4.

       1.3.21. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

       1.3.22. "Consolidated Adjusted Cash Flow" means, for any period, the sum of (a) Consolidated Adjusted EBITDA for such period plus (b) the aggregate amount of all rental expense for real property operating leases of the Company and its Majority-Owned Subsidiaries for such period, all as determined on a Consolidated basis in accordance with GAAP.

       1.3.23. "Consolidated Adjusted EBITDA" means, for any period, the total of:

       (a)  Consolidated Net Income for such period; plus

       (b) without duplication and only to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of:

            (i) Consolidated Interest Charges, taxes, depreciation and amortization expenses of the Company and its Majority-
       Owned Subsidiaries for such period; plus

            (ii) expenses or losses from any Permitted Non-Theatre Investments; plus

            (iii) any extraordinary, unusual or non-recurring expenses or losses for such period; plus

            (iv) all general and administrative expenses of GCCI and its Majority-Owned Subsidiaries for such period; provided, however, that if the general and administrative expenses of GCCI and its Majority-Owned Subsidiaries for such period exceed $4,250,000, then only $4,250,000 of such expenses shall be added to Consolidated Net Income for such period pursuant to this clause (iv); minus

       (c) without duplication and only to the extent reflected as an addition (or, as the case may be, reduction) in the statement of Consolidated Net Income for such period, the sum of:

            (i) any income or gains from any Permitted Non-Theatre Investments; plus

            (ii) any extraordinary, unusual or non-recurring income or gains; plus

            (iii) the part of Consolidated Net Income for such period that is attributable to the Consolidated net income
       (or loss) of all Foreign Subsidiaries of the Company for such period;

  all as determined on a Consolidated basis in accordance with GAAP.

       1.3.24. "Consolidated Excess Cash Flow" means, for any period, the total of:

       (a)  Consolidated Adjusted EBITDA for such period; plus

       (b) the net cash proceeds paid to or for the account of the Company during such period in respect of the issuance of additional Equity Interests of the Company; minus

       (c)  Consolidated Interest Charges for such period; minus

       (d)  Capital Expenditures of the Company and its Majority-
  Owned Subsidiaries for such period; minus

       (e) all regularly scheduled payments of principal of Consolidated Total Financing Debt (other than Foreign Non-Recourse
  Debt) payable during such period; minus

       (f)  Distributions made by the Company during such period;
  minus

       (g)  cash taxes paid by the Company and its Majority-Owned
  Subsidiaries during such period;

  all as determined on a Consolidated basis in accordance with GAAP.

       1.3.25. "Consolidated Excess Theatre Cash Flow" means, for any period, the total of:

       (a)  Consolidated Excess Cash Flow for such period; minus

       (b) without duplication and only to the extent reflected as an addition to Consolidated Excess Cash Flow for such period, any income or gains from any Permitted Non-Theatre Investments for such period; plus

       (c) without duplication and only to the extent reflected as a charge to Consolidated Excess Cash Flow during such period, any expenses or losses from any Permitted Non-Theatre Investments for such period.

       1.3.26. "Consolidated Fixed Charges" means, for any period, the sum of:

       (a) all regularly scheduled payments of principal of Consolidated Total Financing Debt (other than Foreign Non-Recourse
  Debt) payable during such period; plus

       (b)  Consolidated Interest Charges for such period; plus

       (c) the aggregate amount of all rental expense for real property operating leases of the Company and its Majority-Owned
  Subsidiaries for such period;

  all as determined on a Consolidated basis in accordance with GAAP.

       1.3.27. "Consolidated Interest Charges" means, for any period, the total of (a) the aggregate amount of interest, including interest expense under Capitalized Leases, paid or accrued by the Company or any of its Majority-Owned Subsidiaries during such period, minus (b) the aggregate amount of interest, including interest expense under Capitalized Leases, paid or accrued by any of the Majority-Owned Subsidiaries of the Company which are Foreign Subsidiaries during such period on or in respect of any Foreign Non-Recourse Debt, all as determined on a Consolidated basis in accordance with GAAP.

       1.3.28. "Consolidated Net Income" means, for any period, the Consolidated net income (or loss) of the Company and its Majority-Owned Subsidiaries for such period, determined in accordance with GAAP on a Consolidated basis.

       1.3.29. "Consolidated Net Investment Cash Flow" means, for any period, the total of:

       (a) Net Cash Proceeds received by the Company or any of its Majority-Owned Subsidiaries during such period from the sale or other transfer of any Permitted Non-Theatre Investments; plus

       (b) without duplication, all cash income and other cash gains, including cash interest, cash dividends and other cash Distributions, received by the Company or any of its Majority-Owned Subsidiaries from Permitted Non-Theatre Investments during such period; minus

       (c) all cash expenses and cash losses incurred or sustained by the Company or any of its Majority-Owned Subsidiaries from Permitted Non-Theatre Investments during such period; plus

       (d) without duplication, non-cash losses realized by the Company or any of its Majority-Owned Subsidiaries during such period from Permitted Non-Theatre Investments to the extent of any write-downs or write-offs of any thereof taken by the Company or any of its Majority-Owned Subsidiaries in such period;

  all as determined on a Consolidated basis in accordance with GAAP.

       1.3.30. "Consolidated Net Worth" means, at any date, stockholders' equity of the Company and its Majority-Owned Subsidiaries, determined on a Consolidated basis in accordance with GAAP; provided, however, that for purposes of determining the Consolidated Net Worth, the amount thereof shall be adjusted so as to eliminate the effect of any unrealized gains or any unrealized losses in the total market value as at such date of the Investments of the Company and its Majority-Owned Subsidiaries in the Equity Interests of each of Global Telesystems Group, Inc. and GrandVision relative to the total market value of such Investments as reflected on the audited Consolidated balance sheet of the Company and its Subsidiaries as at October 31, 1998.

       1.3.31. "Consolidated Total Adjusted Debt" means, at any date, the total of (a) Consolidated Total Financing Debt as at such date, minus (b) to the extent included in Consolidated Total Financing Debt as at such date, the Foreign Non-Recourse Debt of the Foreign Subsidiaries of the Company as at such date, minus (c) the aggregate of the Eligible Securities Values of all Eligible Securities as at such date.

       1.3.32. "Consolidated Total Financing Debt" means, at any date, the Financing Debt of the Company and its Majority-Owned
  Subsidiaries outstanding on and as of such date, determined on a Consolidated basis.

       1.3.33. "Core Theatre" means, at any date, each theatre which (a) is owned or operated by the Company or any of its Subsidiaries and (b) is located in the Northeast or Midwest regions of the United States, including the theatres listed on
  Exhibit 1.3B.

       1.3.34. "Core Theatre Adjusted EBITDA" means, at any date, the total of:

       (a) Consolidated net income of the Core Theatres for such period; plus

       (b) without duplication and only to the extent reflected as a charge in the statement of Consolidated net income of the Core Theatres for such period, the sum of:

            (i) the aggregate amount of interest, including interest expense under Capitalized Leases, paid or accrued by the Core Theatres during such period; plus

            (ii) income taxes, depreciation and amortization expenses of the Core Theatres for such period; plus

            (iii) non-operating expenses of the Core Theatres for such period; plus

            (iv) lease expenses of the Core Theatres for such period; minus

       (c) without duplication and only to the extent reflected as an addition (or, as the case may be, reduction) in the statement of Consolidated net income of the Core Theatres for such period, all non-operating income of the Core Theatres for such period;

  all as determined on a Consolidated basis in accordance with GAAP.

       1.3.35. "Core Theatre Fixed Charges" means, for any period, the sum of:

       (a) all regularly scheduled payments of principal of Financing Debt of the Core Theatres payable during such period;
  plus

       (b) the aggregate amount of interest, including interest expense under Capitalized Leases, paid or accrued by the Core
  Theatres during such period; plus

       (c)  lease expenses of the Core Theatres for such period;

  all as determined on a Consolidated basis in accordance with GAAP.

       1.3.36. "Credit Agreement" means the Revolving Credit Agreement dated as of January 26, 1999 among the Company, the lenders from time to time party thereto, BancBoston Robertson Stephens, Inc., as syndication agent and arranger, The Bank of Nova Scotia, as documentation agent, and BankBoston, N.A., as administrative agent.

       1.3.37. "Cumulative Excess Theatre Cash Flow" means, on any date, the aggregate of the Consolidated Excess Theatre Cash Flows for all fiscal years of the Company ending on or after October 31, 1998 but prior to such date; provided, however, that Consolidated Excess Theatre Cash Flow for any such particular fiscal year of the Company shall not, for purposes of this definition, be added to and included in Cumulative Excess Theatre Cash Flow until the later of (a) the first business day after delivery to Harcourt of the financial statements required to be delivered by the Company to Harcourt pursuant to Section 3.1.1 or (b) if any First Tier Default or Default shall exist when such financial statements are delivered to Harcourt, the first business day thereafter on which no First Tier Default or Default shall exist.

       1.3.38. "Cumulative Net Investment Cash Flow" means, on any date, the aggregate of the Consolidated Net Investment Cash Flows for all fiscal quarters of the Company ending on or after October 31, 1998 but prior to such date; provided, however, that Consolidated Net Investment Cash Flow for any such particular fiscal quarter of the Company shall not, for purposes of this definition, be added to and included in Cumulative Net Investment Cash Flow until the later of (a) the first business day after delivery to Harcourt of the financial statements required to be delivered by the Company to Harcourt pursuant to Section 3.1.2 or
  (b) if any First Tier Default or Default shall exist when such financial statements are delivered to Harcourt, the first business day thereafter on which no First Tier Default or Default shall exist.

       1.3.39. "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

       1.3.40.  "Distribution" means, with respect to the Company
  (or other specified Person):

       (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person);

       (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

       (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

       (d) any prepayment, purchase, redemption or defeasance of any Subordinated Indebtedness of the Company (or such specified
  Person); and

       (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, any beneficial owner of 5% or more of any class of capital stock of or other equity interest in the Company (or such specified Person) or any Affiliate of such beneficial owner;

  provided, however, that the term "Distribution" shall not include
  (i) dividends payable in common stock of or other equity interests in the Company (or such specified Person) or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts, relocation costs and similar expenditures, (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person) or
  (D) intercompany accounts payable and real property leases to non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person).

       1.3.41. "Eligible Securities" means, with respect to any particular marketable Securities of any particular issuer:

       (a) at any date prior to the date on which the Credit Agreement terminates, marketable Securities of such issuer that
  (i) are owned by the Company or by any of its Majority-Owned Subsidiaries as at such date free and clear of all Liens and (ii) are determined by the Administrative Agent in its sole and complete discretion to be "Eligible Securities" as at such date for the purposes of this Agreement, each such determination by the Administrative Agent to be in each case final and binding on the Company for all purposes of this Agreement; and

       (b) at any date on or after the date on which the Credit Agreement terminates, marketable Securities of such issuer that
  (i) are owned by the Company or by any of its Majority-Owned Subsidiaries as at such date free and clear of all Liens and (ii) are determined by Harcourt in its sole and complete discretion to be "Eligible Securities" as at such date for the purposes of this Agreement, each such determination by Harcourt to be in each case final and binding on the Company for all purposes of this Agreement.

       1.3.42. "Eligible Securities Value" means, with respect to any particular Eligible Securities of any particular issuer:

       (a) at any date prior to the date on which the Credit Agreement terminates, the product of (i) the Fair Market Value of such Eligible Securities as at such date, as such Fair Market Value shall be determined by mutual agreement of the Company and the Administrative Agent, multiplied by (ii) the percentage used or to be used by the Administrative Agent in calculating the Eligible Securities Value of such Eligible Securities as at such date, which percentage (A) shall be no greater than 50% and
  (B) shall be determined by the Administrative Agent in its sole and complete discretion, each such determination by the Administrative Agent to be in each case final and binding on the Company for all purposes of this Agreement; provided, however, that the percentage which shall be so used by the Administrative Agent for the marketable Securities of each of Global Telesystems Group, Inc. and GrandVision shall, as determined by the Administrative Agent on or as of the date hereof, be and remain 50%; and

       (b) at any date on or after the date on which the Credit Agreement terminates, the product of (i) the Fair Market Value of such Eligible Securities as at such date, as such Fair Market Value shall be determined by mutual agreement of the Company and Harcourt, multiplied by (ii) the percentage used or to be used by Harcourt in calculating the Eligible Securities Value of such Eligible Securities as at such date, which percentage (A) shall be no greater than 50% and (B) shall be determined by Harcourt in its sole and complete discretion, each such determination by Harcourt to be in each case final and binding on the Company for all purposes of this Agreement; provided, however, that the percentage which shall be so used by Harcourt for the marketable Securities of each of Global Telesystems Group, Inc. and GrandVision shall, as determined by Harcourt on or as of the date hereof, be and remain 50%.

       1.3.43. "Equity Interests" means: (a) in the case of any corporation, any corporate capital stock of any class or series;
  (b) in the case of any association or business entity, any shares, interests, participations, rights or other equivalents (howsoever designated) of corporate capital stock; (c) in the case of any partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any warrants, options or other rights to purchase or otherwise acquire any capital stock, shares or interests of the kind described in clause (a), (b) or (c) above.

       1.3.44.  "Event of Default" is defined in Section 7.1.

       1.3.45.  "Exchange Act" means the federal Securities Exchange
  Act of 1934.

       1.3.46. "Fair Market Value" means, with respect to any Securities or other property, the price which could be negotiated in an arm's-length, free-market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

       1.3.47.  "Fee Percentage" means:

       (a)  on any date prior to the Reset Date:

            (i) if the Lease Exposure on such date is greater than $400,000,000, 0.0625%;

            (ii) if the Lease Exposure on such date is less than or equal to $400,000,000 but greater than $350,000,000, 0.045%;

            (iii) if the Lease Exposure on such date is less than or equal to $350,000,000 but greater than $250,000,000,
       0.030%; and

            (iv) if the Lease Exposure on such date is less than or equal to $250,000,000, 0.015%; and

       (b)  on the Reset Date and any date thereafter, 0.015%.

       1.3.48. "First Tier Default" means any failure by the Company to perform or observe any of the provisions of Section 4.

       1.3.49. "Financing Debt" means each of the items described in clauses (a) through (g) of the definition of the term
  "Indebtedness" and, without duplication, any guarantees of such items.

       1.3.50. "Foreign Non-Recourse Debt" means, with respect to any Foreign Subsidiary of the Company at any time, all or any portion of the Financing Debt of such Foreign Subsidiary at such time:

       (a) as to which neither the Company nor any of its Subsidiaries (other than Foreign Subsidiaries) (i) provides any credit support of any kind (including any undertaking, agreement or instrument that would constitute a guarantee), (ii) is directly or indirectly obligated or liable (as a guarantor under a guarantee or otherwise) or (iii) constitutes the lender or obligor thereof;

       (b) with respect to which neither the Company nor any of its Subsidiaries (other than Foreign Subsidiaries) has granted any Liens to secure the payment or performance of all or any part thereof; and

       (c) no default with respect to which (including any rights that the holders thereof may have to take any Enforcement Action (as defined in the Intercreditor Agreement) against any Foreign Subsidiary) would permit (upon notice or lapse of time or both) any holder of any Financing Debt (other than Financing Debt under the Credit Agreement) of the Company or of any of its Subsidiaries to declare a default on such other Financing Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

       1.3.51. "Foreign Subsidiary" means each Subsidiary that is organized under the laws of, and conducting its business primarily in, a jurisdiction outside of the United States of America and that is not domesticated or dually incorporated under the laws of the United States of America or any state thereof.

       1.3.52. "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board, applied on a consistent basis (except for changes concurred with by the independent public accountants of the Company) with the most recent audited consolidated financial statements of the Company and its Majority-Owned Subsidiaries delivered to Harcourt pursuant to Section 3.1.1; provided, however, that if any party notifies the other party that such party wishes to determine compliance with any covenant contained in Section 3.3.2, 3.4.13, 4.1 through 4.7, 4.8.4, 4.9 or
  5.4 to eliminate or otherwise modify the effect of any change in generally accepted accounting principles after October 31, 1998, then until the earlier of (a) the date on which such notice is withdrawn and (b) the date on which such covenant is amended in a manner mutually satisfactory to Harcourt and the Company, for purposes of determining compliance with such covenant and the related definitions, "GAAP" means generally accepted accounting principles as in effect immediately prior to the effectiveness of such change.

       1.3.53. "GCCI" means GCC Investments, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Company.

       1.3.54. "Guaranteed Lease" means each lease of real property, as from time to time in effect, which Harcourt has guaranteed pursuant to a Guarantee.

       1.3.55. "Guarantees" means the respective guarantees provided by Harcourt to lessors of real property leased by Subsidiaries of the Company, as from time to time in effect.

       1.3.56.  "Harcourt" is defined in the preamble hereto.

       1.3.57. "HGC South America" means Hoyts General Cinema South America, Inc., a Cayman Islands corporation.

       1.3.58. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including
  (without duplication):

       (a)  borrowed money;

       (b) Indebtedness evidenced by notes, debentures or similar instruments;

       (c)  Capitalized Lease Obligations;

       (d) the deferred purchase price of assets, services or Securities, including related noncompetition, consulting and stock repurchase obligations (other than normal trade accounts payable in the ordinary course of business);

       (e) mandatory redemption or dividend rights on capital stock (or other equity);

       (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers' acceptances, surety bonds, other financial guarantees and Interest Rate
  Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

       (g)  unfunded pension liabilities;

       (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

       (i) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

       (j) all guarantees and endorsements in respect of Indebtedness of others.

       1.3.59.  "Indemnified Party" is defined in Section 9.2.

       1.3.60. "Intercreditor Agreement" means the Intercreditor Agreement dated as of January 26, 1999, as amended and in effect from time to time, among BankBoston, N.A., as administrative agent for itself and the other lenders under the Credit Agreement, Harcourt and the Company.

       1.3.61. "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

       1.3.62. "Investment" means, with respect to the Company (or other specified Person):

       (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

       (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

       (c)  any guarantee of the Indebtedness of any other Person;

       (d) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof;

       (e) any commitment or option to make any Investment if the consideration for such commitment or option exceeds $1,000; and

       (f)  any other similar investment.

       The investments described in the foregoing clauses
  (a) through (f) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other Securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include
  (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts, relocation costs and similar expenditures, (iv) stock or other Securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

       1.3.63. "Lease Exposure" means, at any time, the sum of (a) all present and future rental payments and other amounts guaranteed by Harcourt under the Guarantees plus (b) all present and future rental payments and other amounts owing under the Transferred Leases.

       1.3.64. "Lien" means, with respect to the Company (or any other specified Person):

       (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

       (b) any arrangement or agreement which prohibits the Company (or such specified Person) from creating encumbrances, mortgages, pledges, liens, charges or security interests;

       (c) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

       (d) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse;

       (e) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of Indebtedness in priority to payment of the general creditors of the Company (or such specified Person); and

       (f) the existence for a period of more than 90 consecutive days of any Indebtedness against the Company (or such specified
  Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

       1.3.65. "Majority-Owned Subsidiary" means any Subsidiary of which a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, nominal shares required by applicable law to be held by foreign nationals) is owned by the Company (or other specified Person) directly or indirectly through one or more Majority-Owned Subsidiaries; provided, however, that except (a) for purposes of Sections 3.1.1 and 3.1.2 and (b) as and to the extent otherwise required by GAAP, none of (i) Cinema Ventures and its Subsidiaries and (ii) Sundance and its Subsidiaries shall constitute a Majority-Owned Subsidiary of the Company or any of its Subsidiaries.

       1.3.66.  "Moody's" means Moody's Investor Service, Inc.

       1.3.67. "Net Cash Proceeds" means, with respect to any sale or transfer of any Investment or other property by any Person, the cash portion of the Net Proceeds from such sale or transfer, including all such cash paid from time to time under any instruments evidencing or securing any obligations to pay all or any part of the purchase price or other consideration payable in connection with such sale or transfer.

       1.3.68. "Net Proceeds" means, with respect to any sale or transfer of any Investment or other property by any Person, all cash and other property (including instruments evidencing or securing indebtedness and Equity Interests or other Securities) payable to or receivable by such Person from such sale or transfer, net of (a) all income, sales, use, transfer or other taxes (state, federal or local) solely attributable to such sale or transfer and reasonably estimated to be payable in cash by such Person for the taxable year in which such sale or transfer occurred, (b) all sales or other similar commissions and fees, costs and other expenses incurred in connection with such sale or transfer and (c) appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with such Investment or property and retained by such Person after such sale or transfer, or against any indemnification obligations associated with the sale or transfer of such Investment or other property.

       1.3.69. "Non-Theatre Subsidiary" means each Subsidiary of the Company that is not a Theatre Subsidiary.

       1.3.70. "Obligations" means all present and future liabilities, obligations and Indebtedness of the Company owing to Harcourt under or in connection with this Agreement, including interest and fees under Section 2, reimbursement, indemnification and guarantee obligations under Section 2, payment obligations under Sections 7.2 and 9 and other charges, indemnities and expenses from time to time owing hereunder (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

       1.3.71. "Payment Default" means any failure by the Company to perform or observe any of the provisions of Section 2 or 7.2.

       1.3.72.  "Permitted Non-Theatre Investments" means each of
  (a) Investments made by the Company in GCCI or any of the Majority-Owned Subsidiaries of GCCI and (b) Investments made by GCCI or any of its Majority-Owned Subsidiaries in any other Person.

       1.3.73. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

       1.3.74.  "Pledged Rights" is defined in Section 8.1.2.

       1.3.75. "Pledged Securities" means, collectively, the Pledged Stock and the Pledged Rights.

       1.3.76.  "Pledged Stock" is defined in Section 8.1.1.

       1.3.77. "Pledged Theatre Subsidiary" means each present or future Theatre Subsidiary; provided, however, that none of (a) the Foreign Subsidiaries of HGC South America, (b) Cinema Ventures and its Subsidiaries and (c) Sundance and its Subsidiaries shall constitute a Pledged Theatre Subsidiary.

       1.3.78. "Present Value Lease Exposure" means, at any time, the sum of the then present values of (a) all present and future rental payments and other amounts guaranteed by Harcourt under the Guarantees plus (b) all present and future rental payments and other amounts owing under the Transferred Leases, calculated by discounting each such rental payment and each such other amount from its payment date to the date of calculation of such present value at a per annum interest rate equal to the sum of (i) the then prevailing rate of interest on debt Securities customarily issued by the Treasury of the United States having a 10-year maturity date plus (ii) 0.75%.

       1.3.79.  "Prior Agreement" is defined in Section 1.1.

       1.3.80.  "Problem Theatres" means the theatres listed on
  Exhibit 1.3C.

       1.3.81.  "PPI" means the Producer Price Index for Finished
  Goods published by the Bureau of Labor Statistics (1982 = 100).

       1.3.82.  "Reset Date" means the date on which:

       (a)  no First Tier Default or Default exists;

       (b) Consolidated Adjusted Cash Flow during the period of four consecutive fiscal quarters of the Company most recently ended equals or exceeds 130% of Consolidated Fixed Charges during such period of four consecutive fiscal quarters; and

       (c) Consolidated Adjusted EBITDA during the period of four consecutive fiscal quarters of the Company most recently ended equals or exceeds 350% of Consolidated Interest Charges during such period of four consecutive fiscal quarters.

       1.3.83.  "S&P" means Standard & Poor's, a division of The
  McGraw Hill Companies, Inc.

       1.3.84. "Securities" means any Equity Interests, bonds, debentures, notes or other evidences of indebtedness for borrowed money, whether secured or unsecured, and whether convertible, subordinated or otherwise, or, in general, any instruments commonly known as "securities".

       1.3.85.  "Securities Act" means the federal Securities Act of
  1933.

       1.3.86. "Smith Family Group" means the group of Persons originally party to the Smith-Lurie/Marks Stockholders Agreement dated as of December 15, 1993 (whether or not such agreement is terminated) and the progeny of each such Person.

       1.3.87. "South American Adjusted EBITDA" means, for any period, the total of:

       (a)  Consolidated net income of the South American
  Subsidiaries for such period; plus

       (b) without duplication and only to the extent reflected as a charge in the statement of Consolidated net income of the South American Subsidiaries for such period, the sum of:

            (i) the aggregate amount of interest, including interest expense under Capitalized Leases, paid or accrued by the South American Subsidiaries during such period; plus

            (ii) taxes, depreciation and amortization expenses of the South American Subsidiaries for such period; plus

            (iii) any extraordinary, unusual or non-recurring expenses or losses for such period; minus

       (c) without duplication and only to the extent reflected as an addition (or, as the case may be, reduction) in the statement of Consolidated net income of the South American Subsidiaries for such period, any extraordinary, unusual or non-recurring income or gains for such period;

  all as determined on a Consolidated basis in accordance with GAAP.

       1.3.88. "South American Subsidiaries" means each of HGC South America, the Argentina Subsidiary, the Brazil Subsidiary, the Chile Subsidiary, the Uruguay Subsidiary and the other Subsidiaries of HGC South America which are Foreign Subsidiaries and Theatre Subsidiaries.
       1.3.89.  "Spinoff" is defined in Section 1.1.

       1.3.90. "Subordinated Indebtedness" means Indebtedness of the Company (or other specified Person) which by its terms or any agreement is subordinated to the prior payment of any Financing
  Debt of the Company (or such specified Person).

       1.3.91. "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or
  (c) be a general partner or joint venturer.

       1.3.92.  "Sundance" means Sundance Cinema Circuit, LLC, a
  Delaware limited liability company.

       1.3.93. "Theatre Subsidiary" means each present and future Subsidiary of the Company that is engaged in whole or in part in the business of (a) motion picture exhibition or (b) managing the motion picture exhibition or concession business of any other Person.

       1.3.94. "Transferred Lease" means each theatre lease transferred by Harcourt to the Company and, in turn, by the Company to a Subsidiary of the Company in connection with the Spinoff, as from time to time in effect.

       1.3.95. "UCC" means the Uniform Commercial Code as in effect in Massachusetts; provided, however, that with respect to the perfection of Harcourt's Lien on the Collateral and the effect of perfection or nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by Section 9-103 of the Uniform Commercial Code as in effect in Massachusetts.

       1.3.96. "Uruguay Credit Facility" means a credit facility among the Uruguay Subsidiary and its senior lenders that contains terms which are not significantly less favorable to the Company, the Uruguay Subsidiary and the other Subsidiaries of the Company than the terms contained in the Argentina Credit Facility.

       1.3.97.  "Uruguay Subsidiary" means Telnir S.A.

       1.3.98. "Wholly-Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, nominal shares required by applicable law to be held by foreign nationals) is owned by the Company (or other specified Person) directly or indirectly through one or more Wholly-Owned Subsidiaries.

2.  Payment Provisions.

  2.1. Reimbursement and Indemnification. The Company hereby unconditionally and irrevocably agrees (a) to pay Harcourt, immediately upon written notice by Harcourt, any and all amounts paid by Harcourt pursuant to, or in respect of, any Guarantee or Transferred Lease and (b) to indemnify, defend and hold harmless Harcourt and its Affiliates and their respective directors, officers, employees and agents from and against any and all claims, losses, liabilities, damages, cost and expenses (including reasonable attorneys' fees and expenses) arising from or in connection with any Guarantee or Transferred Lease.

  2.2. Guarantor's Fee. Commencing on February 1, 1999, the Company will pay to Harcourt a quarterly guarantor's fee, payable in advance on the first business day of each February, May, August and November in an amount equal to the product of (a) the Fee Percentage multiplied by (b) the Present Value Lease Exposure as of such day.

  2.3. Interest on Overdue Payments. The Company will, on demand, pay to Harcourt interest on any overdue payment required to be made under this Agreement at a per annum rate equal to the sum of (a) 2% plus (b) the rate of interest from time to time announced by BankBoston, N.A. as its "base rate".

3. General Covenants. The Company covenants that it will, and it will cause its Subsidiaries to, comply with the following provisions:

  3.1.  Financial Statements and Reports.

       3.1.1. Annual Reports. The Company will furnish to Harcourt as soon as available, and in any event within 110 days after the end of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Majority-Owned Subsidiaries as at the end of such fiscal year and the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Majority-Owned Subsidiaries for such fiscal year and the last fiscal quarter of such fiscal year (all in reasonable detail), all accompanied by:

       (a) reports of Deloitte & Touche (or, if they cease to be auditors of the Company and its Majority-Owned Subsidiaries, other independent certified public accountants of recognized national standing), containing no material qualification, to the effect that they have audited the foregoing Consolidated financial statements (other than the financial statements for the last quarter of such fiscal year) in accordance with generally accepted auditing standards and that such audited Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Majority-Owned Subsidiaries covered thereby at the date thereof and the results of their operations for the period covered thereby in conformity with GAAP;

       (b) the statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Majority-Owned Subsidiaries no facts have come to their attention that cause them to believe that any First Tier Default or Default exists or, if such is not the case, specifying such First Tier Default or Default and the nature thereof; provided, however, that this statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such First Tier Default or Default except as it relates to accounting or auditing matters within the scope of their audit;

       (c) a certificate of the Company signed by the chief financial officer or treasurer of the Company to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any First Tier Default or Default, or if such officer has such knowledge, specifying such First Tier Default or Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

       (d) computations by the Company demonstrating, as of the end of such fiscal year and the last fiscal quarter of such fiscal year, compliance with the Computation Covenants; and

       (e) in reasonable detail, management's discussion and analysis of (i) the results of operations and the financial condition of the Company and its Subsidiaries as at the end of and for each of (A) such fiscal year and (B) the last fiscal quarter of such fiscal year and (ii) the progress of the Company in implementing its new business plan as presented by the Company to the Special Committee of the Board of Directors of Harcourt on November 15, 1998.

       3.1.2. Quarterly Reports. The Company will furnish to Harcourt as soon as available and, in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the internally prepared Consolidated balance sheet of the Company and its Majority-Owned Subsidiaries as of the end of such fiscal quarter and the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Majority-Owned Subsidiaries for such month and for the portion of the fiscal year then ended (all in reasonable detail), all accompanied by:

       (a) a certificate of the Company signed by the chief financial officer or treasurer of the Company to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Majority-Owned Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes;

       (b) a certificate of the Company signed by the chief financial officer or treasurer of the Company to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any First Tier Default or Default, or if such officer has such knowledge, specifying such First Tier Default or Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

       (c) computations by the Company demonstrating, as of the end of such fiscal quarter, compliance with the Computation Covenants; and

       (d) in reasonable detail, management's discussion and analysis of (i) the results of operations and the financial condition of the Company and its Subsidiaries as at the end of and for such fiscal quarter and (ii) the progress of the Company in implementing its new business plan as presented by the Company to the Special Committee of the Board of Directors of Harcourt on November 15, 1998.

       3.1.3. Public Reports. The Company will promptly furnish to Harcourt such registration statements, proxy statements and reports, including Forms 10-K, 10-Q and 8-K, as may be filed by the Company with the Securities and Exchange Commission.

       3.1.4. Notice of Litigation; Notice of Defaults. The Company will promptly furnish to Harcourt notice of (i) any notice or other communication from any lessor that the Company or any Theatre Subsidiary is in default under any Guaranteed Lease or any Transferred Lease; (ii) any litigation or administrative or arbitration proceeding commenced, or to the knowledge of the Company, threatened, relating to any Guaranteed Lease or any Transferred Lease; and (iii) any other litigation or administrative or arbitration proceeding commenced, or to the knowledge of the Company, threatened, against or relating to the Company or any of its Subsidiaries if the damages claimed in such proceeding are $5,000,000 or more or if such proceeding may result in a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries on a Consolidated basis or of the Company on an individual basis. Promptly upon acquiring knowledge thereof, the Company will notify Harcourt of the existence of any First Tier Default or Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

       3.1.5. Management Letters. The Company will promptly furnish to Harcourt any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors.

       3.1.6. South American Financing Documents. The Company will promptly furnish to Harcourt any agreement relating to any Financing Debt of any South American Subsidiary and all financial statements and financial compliance certificates required to be delivered from time to time by the Company or any South American Subsidiary to any lender under such agreement.

       3.1.7. Other Information. From time to time upon request of any authorized officer of Harcourt, each of the Company and its Subsidiaries will furnish to Harcourt such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request. Harcourt's authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies, notes and abstracts therefrom and to make an independent examination of such books and records for the purpose of verifying the accuracy of the reports delivered by the Company and its Subsidiaries pursuant to this Section 3.1 and ascertaining compliance with or obtaining enforcement of this Agreement.

  3.2. Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (including any arrangement or agreement which prohibits it from creating any Lien), except the following:

       3.2.1. Liens on the Collateral that secure the Obligations for the benefit of Harcourt.

       3.2.2. Liens to secure taxes and assessments and other governmental charges if (a) the validity or amount of such tax, assessment or other governmental charge is being contested in good faith by the Company or any of its Subsidiaries by appropriate proceedings and (b) the Company or such Subsidiary, in accordance with GAAP, has set aside on its books adequate reserves with respect thereto; provided, however, that each of the Company and its Subsidiaries will pay or bond, or cause to be paid or bonded, all such taxes, assessments or other governmental charges immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

       3.2.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds or (e) to secure indemnity, performance or other similar bonds in the ordinary course of business.

       3.2.4. Liens in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or
  (b) in respect of which the Company or any of its Subsidiaries shall at the time in good faith be prosecuting an appeal or proceeding for review and, in the case of each of clauses (a) and
  (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

       3.2.5. Liens of carriers, warehousemen, mechanics and similar Liens, which in each case (a) are being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto) and (b) do not materially detract from the value of any asset or other property material to the operations or business of the Company or any of its Subsidiaries or impair the use thereof in the business of the Company or any of its Subsidiaries.

       3.2.6. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of any asset or other property material to the operations or business of the Company or any of its Subsidiaries or impair the use thereof in the business of the Company or any of its Subsidiaries.

       3.2.7. Restrictions under federal and state securities laws on the transfer of Securities.

       3.2.8. Liens constituting (a) purchase money security interests existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property.

       3.2.9. Liens consisting of covenants contained in agreements relating to senior Financing Debt of the Company prohibiting the Company and its Subsidiaries from creating encumbrances, mortgages, liens, charges or security interests on their assets (other than Liens on the Collateral which secure the Obligations for the benefit of Harcourt).

       3.2.10.  Liens on the capital stock of the
  Argentina Subsidiary granted to BankBoston, N.A., Nassau Branch, as agent under the Argentina Credit Facility, to secure up to $75,000,000 of obligations of the Argentina Subsidiary under the Argentina Credit Facility.

       3.2.11. Liens on the capital stock of the Brazil Subsidiary granted to the senior lenders of the Brazil Subsidiary to secure up to $17,250,000 in obligations of the Brazil Subsidiary under the Brazil Credit Facility.

       3.2.12. Liens on the capital stock of the Chile Subsidiary granted to the senior lenders of the Chile Subsidiary to secure up to $15,000,000 in obligations of the Chile Subsidiary under the Chile Credit Facility.

       3.2.13. Liens on the capital stock of the Uruguay Subsidiary granted to the senior lenders of the Uruguay Subsidiary to secure up to $5,000,000 in obligations of the Uruguay Subsidiary under the Uruguay Credit Facility.

       3.2.14. If any South American Subsidiaries combine their respective credit facilities into a joint senior credit facility, Liens on the capital stock of such combining South American Subsidiaries granted to their senior lenders to secure their obligations under such joint senior credit facility; provided, however, that the aggregate amount of obligations of such South American Subsidiaries secured pursuant to Sections 3.2.10 through
  3.2.13 and this Section 3.2.14 shall not exceed the aggregate amount of obligations of such South American Subsidiaries permitted to be secured pursuant to Sections 3.2.10 through 3.2.13.

       3.2.15. Liens granted by the Theatre Subsidiaries on theatre assets acquired after the date hereof and located in the United States to secure the financing used to acquire such theatre assets; provided, however, that (a) each such Lien shall attach solely to the particular item of property so acquired, (b) the principal amount of such financing secured thereby shall not exceed the cost (including all such financing secured thereby, whether or not assumed) of such item of property and (c) the aggregate amount of financing secured by all such Liens shall not exceed $10,000,000.

       3.2.16. Liens on the capital stock and assets of each of Cinema Ventures, Sundance and their respective Subsidiaries.

  3.3. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution, except the following:

       3.3.1. Any Subsidiary of the Company may make Distributions to its equityholders which (a) are in proportion to the respective Equity Interests of such Subsidiary owned by such equityholders or
  (b) are disproportionately favorable to the Company or any of its other Subsidiaries based on the respective Equity Interests owned by the equityholders of such Subsidiary.

       3.3.2. At any time after the delivery by the Company to Harcourt of the financial statements required to be delivered pursuant to Section 3.1.1 for the fiscal year of the Company ending on October 31, 1999, so long as immediately before and after giving effect thereto no First Tier Default or Default exists, the Company may make Distributions to its stockholders; provided, however, that the aggregate amount of all such Distributions shall not exceed the total of (a) 50% of Cumulative Excess Theatre Cash Flow minus (b) to the extent included in clause (a) above, gains from the sale of assets of the Theatre Subsidiaries.

  3.4. Merger, Consolidation and Dispositions of Assets. Neither the Company nor any of the Theatre Subsidiaries shall (a) become a party to any merger or consolidation or shall sell, lease, sell and leaseback, sublease or otherwise dispose of any of its assets, or (b) contract, or make other arrangements, with any Person (other than a Theatre Subsidiary) to manage the theatre business of, or provide concession services to, any Theatre Subsidiary, except the following:
       3.4.1. Any Theatre Subsidiary may sell or otherwise dispose of (a) inventory in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business by other tangible assets of equal or greater value and (c) tangible assets that are no longer used or useful in the business of the Company or such Theatre Subsidiary.

       3.4.2. Any Theatre Subsidiary may merge or liquidate into any other Theatre Subsidiary so long as after giving effect thereto the surviving company is a directly owned Wholly-Owned
  Subsidiary of the Company.

       3.4.3. The Company may sell or otherwise dispose of Investments other than Investments in Theatre Subsidiaries which are not South American Subsidiaries.

       3.4.4. The Theatre Subsidiaries may sell the assets of the Theatre Subsidiaries listed on Exhibit 3.4.4.

       3.4.5. The Company and the Theatre Subsidiaries may transfer the assets or Equity Interests of any Problem Theatre so long as
  (a) such transfer effects a release of Harcourt from all obligations under each Guaranteed Lease and Transferred Lease relating to such assets or Equity Interests or (b) such assets or Equity Interests are transferred to a transferee having a Consolidated net worth of at least $10,000,000 and the aggregate amount of buyout payments made by the Company and its Subsidiaries to such transferee in connection with such transfer does not exceed the product of (i) four multiplied by (ii) the negative cash flow generated by the assets of such Problem Theatre during the period of four consecutive fiscal quarters of the Company most recently ended; provided, however, that the aggregate amount of all buyout payments made by the Company and its Subsidiaries in connection with transfers of assets and Equity Interests pursuant to this clause (b) shall not exceed $15,000,000.

       3.4.6. The Company and the Theatre Subsidiaries may sell the assets or Equity Interests of any B Theatre so long as (a) such sale effects a release of Harcourt from all obligations under each Guaranteed Lease and Transferred Lease relating to such assets or Equity Interests or (b) such assets are sold to a buyer having a Consolidated net worth of at least $10,000,000 and the cash consideration received by the Company and its Subsidiaries in connection with such sale equals or exceeds the product of
  (i) four multiplied by (ii) the cash flow generated by the assets of such B Theatre during the period of four consecutive fiscal quarters of the Company most recently ended.

       3.4.7. The Company and the Theatre Subsidiaries may transfer the assets or Equity Interests of any Problem Theatre or B Theatre to any transferee having a Consolidated net worth of at least $10,000,000 in exchange for theatre assets of such transferee having substantially the same cash flow during the period of four consecutive fiscal quarters of the Company most recently ended as the assets of such Problem Theatre or B Theatre.

       3.4.8. Any South American Subsidiary may merge or liquidate into any other South American Subsidiary.

       3.4.9. Any South American Subsidiary may merge into any Person (other than any other Theatre Subsidiary which is not a Foreign Subsidiary) so long as contemporaneously with such merger
  (a) an amount of Financing Debt (other than Foreign Non-Recourse
  Debt) of such South American Subsidiary equal to the lesser of
  (i) the Net Cash Proceeds received by such South American Subsidiary in connection with such merger and (ii) the Financing Debt (other than Foreign Non-Recourse Debt) of such South American Subsidiary, is indefeasibly discharged in full and (b) guarantees by the Company and any of its Subsidiaries of an amount of Indebtedness (including Financing Debt) of such South American Subsidiary equal to the lesser (i) the Net Cash Proceeds received by such South American Subsidiary in connection with such merger and (ii) the Financing Debt (other than Foreign Non-Recourse Debt) of such South American Subsidiary, are irrevocably terminated; provided, however, that if such South American Subsidiary and any other South American Subsidiary are co-obligors with respect to any Financing Debt (other than Foreign Non-Recourse Debt), then for purposes of determining the amount of such Financing Debt
  (A) which is required to be indefeasibly discharged in full pursuant to clause (a) above and (B) in respect of which all guarantees are required to be irrevocably terminated pursuant to clause (B) above, each co-obligor shall be deemed to be the sole obligor in respect of its equitable proportion of such Financing Debt, which apportionment shall be based on the relative portions of South American Adjusted EBITDA during the period of four consecutive fiscal quarters of the Company most recently ended that are attributable to such co-obligors.

       3.4.10. Any South American Subsidiary may sell all or any portion of its assets or all or any portion of its Equity Interests in any other Person, in each case so long as contemporaneously with such sale (a) an amount of Financing Debt (other than Foreign Non-Recourse Debt) of such South American Subsidiary equal to the lesser of (i) the Net Cash Proceeds received by such South American Subsidiary in connection with such sale and (ii) the Financing Debt (other than Foreign Non-Recourse
  Debt) of such South American Subsidiary, is indefeasibly discharged in full and (b) guarantees by the Company and any of its Subsidiaries of an amount of Indebtedness (including Financing
  Debt) of such South American Subsidiary equal to the lesser of (i) the Net Cash Proceeds received by such South American Subsidiary in connection with such sale and (ii) the Financing Debt (other than Foreign Non-Recourse Debt) of such South American Subsidiary, are irrevocably terminated; provided, however, that if such South American Subsidiary and any other South American Subsidiary are co-obligors with respect to any Financing Debt (other than Foreign Non-Recourse Debt), then for purposes of determining the amount of such Financing Debt (A) which is required to be indefeasibly discharged in full pursuant to clause (a) above and (B) in respect of which guarantees are required to be irrevocably terminated pursuant to clause (b) above, each co-obligor shall be deemed to be the sole obligor in respect of its equitable proportion of such Financing Debt, which apportionment shall be based on the relative portions of South American Adjusted EBITDA during the period of four consecutive fiscal quarters of the Company most recently ended that are attributable to such co-obligors.

       3.4.11. Each of Cinema Ventures, Sundance and their respective Subsidiaries may merge or be liquidated into any other Person.

       3.4.12. Each of Cinema Ventures, Sundance and their respective Subsidiaries may sell all or any portion of its assets or all or any portion of its Equity Interests in any other Person.

       3.4.13. In addition to the foregoing, (a) the Company may sell any (but not substantially all) of its assets or all of its Equity Interests in any Theatre Subsidiary and (b) any Theatre Subsidiary (other than any South American Subsidiary) may sell all or any of its assets, in each case so long as:

            (i) either (A) such sale effects a release of Harcourt from all obligations under each Guaranteed Lease and Transferred Lease relating to such assets or Equity Interests or (B) such assets or Equity Interests are transferred to a transferee having a Consolidated net worth of at least
       $10,000,000;

            (ii) the consideration received by the Company or such Theatre Subsidiary in exchange for such assets or Equity
       Interests equals or exceeds the Fair Market Value of such assets or Equity Interests;

            (iii) immediately before and after giving effect to such sale, no First Tier Default or Default exists; and

            (iv) immediately before and after giving effect to any such sale, the aggregate amount of Asset-Specific EBITDA attributable to all of the assets and Equity Interests sold pursuant to this Section 3.4.13 shall not exceed 10% of Consolidated Adjusted EBITDA of the Company and its Majority-Owned Subsidiaries for the period of four consecutive fiscal quarters of the Company most recently ended for which financial statements have been delivered by the Company to Harcourt pursuant to Section 3.1.1 or 3.1.2.

  3.5.  Issuance of Stock by Theatre Subsidiaries; Subsidiary
Distributions.

       3.5.1. Issuance of Stock by Theatre Subsidiaries. No present Majority-Owned Subsidiary of the Company which is a Theatre Subsidiary shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than (a) to the Company or any of its Wholly-Owned Subsidiaries which is a Theatre Subsidiary and (b) as required by applicable law or licensing authorities.

       3.5.2. No Restrictions on Subsidiary Distributions. Except for this Agreement and agreements relating to Financing Debt of the Company, the South American Subsidiaries, Cinema Ventures, Sundance and the respective Subsidiaries of Cinema Venture and Sundance, neither the Company nor any of its Subsidiaries shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any such Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary of the Company).

  3.6.  Guaranteed Leases and Transferred Leases.

       3.6.1. No Transfer. No Theatre Subsidiary shall transfer, assign or sublease any Guaranteed Lease or any Transferred Lease to any other Person (other than another Theatre Subsidiary) without the prior written consent of Harcourt; provided, however, that the Theatre Subsidiaries may transfer and assign any Guaranteed Lease or Transferred Lease in connection with any sale of assets or Equity Interests permitted under Section 3.4.4, 3.4.5, 3.4.6 or 3.4.7 or 3.4.13.

       3.6.2. Amendments, Renewals, Extensions, etc. No Theatre Subsidiary shall (a) amend, modify or terminate any Guaranteed Lease or Transferred Lease if, as a result of such amendment, modification or termination, Harcourt's liability with respect to such Guaranteed Lease or Transferred Lease shall be increased or the time period for which Harcourt has any liability for such Guaranteed Lease or Transferred Lease shall be extended or
  (b) renew or extend the term of any Guaranteed Lease or Transferred Lease unless Harcourt shall not be liable for any Theatre Subsidiary's obligations with respect to such renewed or extended term.

  3.7.  Conduct of Theatre Business.

       3.7.1. Theatre Subsidiaries. The Theatre Subsidiaries will engage only in the business of owning and operating theatres for motion picture exhibition and other activities incidental thereto; provided, however, that Cinema Ventures may also engage in the business of owning and operating full-service restaurants in its theatres.

       3.7.2. Theatre Business. The Company's motion picture exhibition business in the United States and activities incidental thereto will be conducted only by the Theatre Subsidiaries. The Company shall own and hold all interests in (a) the Theatre Subsidiaries which are not Foreign Subsidiaries directly or indirectly through General Cinema Theatres, Inc. and (b) the Theatre Subsidiaries which are Foreign Subsidiaries directly or indirectly through General Cinema International, Inc.; provided, however, that each of Knights Holding Corp., Knights Realty Corp. and Knights Theatre Corp. may be owned indirectly by the Company so long as it is inactive and does not engage in any operations or activities or own any material assets.

  3.8. No Extension of Credit Agreement. Prior to the date on which the Intercreditor Agreement terminates, without the prior written consent of Harcourt, the Company shall not (a) extend the maturity date of any Financing Debt under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement) beyond January 26, 2002 or (b) extend the term of the commitment of any lender under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement) to make extensions of credit to the Company or any of its Subsidiaries beyond January 26, 2002.

4. First Tier Covenants. The Company covenants that, at any time when Consolidated Net Worth is less than the then Present Value Lease Exposure, it will comply with the following provisions:

  4.1. Consolidated Net Worth. Consolidated Net Worth shall at all times equal or exceed the sum of (a) $135,000,000 plus (b) 50% of Consolidated Net Income (if positive) for each fiscal year of the Company ending on or after October 31, 1998.

  4.2. Consolidated Adjusted Cash Flow to Consolidated Fixed Charges. On the last day of each fiscal quarter of the Company, Consolidated Adjusted Cash Flow during the period of four consecutive fiscal quarters then ended shall equal or exceed 100% of Consolidated Fixed Charges during such period of four consecutive fiscal quarters.

  4.3.  Consolidated Adjusted EBITDA to Consolidated Interest
Charges. On the last day of each fiscal quarter of the Company, Consolidated Adjusted EBITDA during the period of four consecutive fiscal quarters then ended shall equal or exceed 230% of Consolidated Interest Charges during such period of four consecutive fiscal quarters.

  4.4.  Consolidated Total Adjusted Debt to Consolidated Adjusted
EBITDA. On the last day of each fiscal quarter of the Company, Consolidated Total Adjusted Debt shall not exceed 420% of
Consolidated Adjusted EBITDA during the period of four consecutive fiscal quarters then ended.

  4.5. Core Theatre Adjusted EBITDA to Core Theatre Fixed Charges. On the last day of each fiscal quarter of the Company, Core Theatre Adjusted EBITDA during the period of four consecutive fiscal quarters then ended shall equal or exceed 105% of Core Theatre Fixed Charges during such period of four consecutive fiscal quarters.

  4.6.  Problem Theatre Adjusted EBITDA.  The portion of
Consolidated Adjusted EBITDA that is attributable to the Problem
Theatres owned by the Company or any of its Subsidiaries on October 31, 2000 shall not be less than negative $10,000,000 for the fiscal year of the Company ending on October 31, 2000.

  4.7. South American Adjusted EBITDA. On each of October 31, 1999 and October 31, 2000, South American Adjusted EBITDA during the period of four consecutive fiscal quarters then ended shall equal or exceed $1.

  4.8.  Investments and Acquisitions.  On or prior to the Reset
Date, neither the Company nor any of its Subsidiaries shall have outstanding, acquire, hold or commit itself to acquire any Investment (including any Investment consisting of the acquisition of any business), except the following:

       4.8.1. Investments of the Company and its Subsidiaries outstanding immediately prior to the date hereof; provided, however, that unless permitted pursuant to Section 4.8.4, neither the Company nor any of its Subsidiaries shall exercise any option to make an Investment held by it prior to the date hereof.

       4.8.2. Investments of the Company and its Subsidiaries in the Theatre Subsidiaries (other than Cinema Ventures, Sundance and their respective Subsidiaries).

       4.8.3. Investments of the Company and its Subsidiaries in Cash Equivalents.

       4.8.4. Permitted Non-Theatre Investments of the Company, GCCI and the Subsidiaries of GCCI; provided, however, that no such Permitted Non-Theatre Investment shall be acquired if immediately before or after giving effect to such Permitted Non-Theatre Investment any First Tier Default or Default shall exist; and provided, further, that the aggregate amount of all such Permitted Non-Theatre Investments shall not exceed the total of (a) $125,000,000 minus (b) the aggregate amount of Permitted Non-Theatre Investments outstanding immediately prior to the date hereof, including the Permitted Non-Theatre Investments listed on
  Exhibit 4.8.4, plus (c) 50% of Cumulative Excess Theatre Cash Flow plus (d) Cumulative Net Investment Cash Flow.

       4.8.5. Investments of the Company and its Majority-Owned Subsidiaries in Cinema Ventures, Sundance or any of their respective Subsidiaries; provided, however, that no such Investment shall be acquired if immediately before or after giving effect to such Investment any First Tier Default or Default shall exist; and provided, further, that the aggregate amount of all such Investments after the date hereof shall not exceed $25,000,000.

  4.9. Capital Expenditures. On or prior to the Reset Date, neither the Company nor any of its Majority-Owned Subsidiaries shall make any Capital Expenditures, except for Capital Expenditures in an aggregate amount not to exceed the lesser of (a) the aggregate amount of Capital Expenditures which the Company and its Majority-Owned Subsidiaries are permitted to make under the Credit Agreement, as amended and in effect from time to time, and (b) the sum of (i) the aggregate amount of Capital Expenditures which the Company and its Majority-Owned Subsidiaries are permitted to make under the Credit Agreement as in effect on the date hereof, plus (ii) $10,000,000.

5. Second Tier Covenants. The Company covenants that it will, and it will cause its Subsidiaries to, comply with the provisions of this
Section 5 during the period from the date on which any First Tier Default occurs to the date on which the Company is in compliance with each of the provisions of Section 4 as are then applicable.

  5.1. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire, hold or commit itself to acquire any Investment (including any Investment consisting of the acquisition of any business), except the following:

       5.1.1. Investments of the Company and its Subsidiaries outstanding immediately prior to the date of such First Tier Default; provided, however, that unless permitted pursuant to
  Section 5.1.6, neither the Company nor any of its Subsidiaries shall exercise any option to make an Investment held by it prior to the date of such First Tier Default.

       5.1.2. Cash equity investments of the Company in, and loans from the Company to, Theatre Subsidiaries; provided, however, that the proceeds of such Investments and loans shall be applied by the Theatre Subsidiaries solely as provided in Section 5.5.

       5.1.3. Loans from Non-Theatre Subsidiaries to the Company and the Theatre Subsidiaries; provided, however, that (a) in the case of loans to the Company, (i) such loans shall be subordinated on terms satisfactory to Harcourt to the prior payment of the Obligations and (ii) the proceeds of such loans shall be used solely to pay the Obligations or to make Investments in Theatre Subsidiaries permitted by Section 5.1.2 and (b) in the case of loans to the Theatre Subsidiaries, the proceeds of such loans shall be applied by the Theatre Subsidiaries solely as provided in
  Section 5.5.

       5.1.4.  Loans from Theatre Subsidiaries to other Theatre
  Subsidiaries; provided, however, that the proceeds of such loans shall be applied by the Theatre Subsidiaries solely as provided in
  Section 5.5.

       5.1.5. Investments of the Company and its Subsidiaries in Cash Equivalents.

       5.1.6. Follow-on equity Investments of the Company and the Non-Theatre Subsidiaries which maintain the proportionate equity interest of the Company or any Non-Theatre Subsidiary in Persons that are not Wholly-Owned Subsidiaries in which the Company or such Non-Theatre Subsidiary held an equity Investment immediately prior to the date of such First Tier Default; provided, however, that the aggregate amount of all such follow-on Investments made during each period when the provisions of Section 5 apply shall not exceed $10,000,000.

  5.2. Financing Debt. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Financing Debt, except the following:

       5.2.1. Financing Debt outstanding immediately prior to such First Tier Default.

       5.2.2. Financing Debt of the Company incurred under the Credit Agreement after such First Tier Default; provided, however, that the aggregate amount of Financing Debt incurred pursuant to this Section 5.2.2 shall not exceed $5,000,000.

       5.2.3. Financing Debt consisting of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by Section 5.1.

       5.2.4. Additional Financing Debt of the Company consisting of Indebtedness for borrowed money, the proceeds of which are used to finance Investments permitted by Section 5.1.6; provided, however, that the aggregate amount of Financing Debt outstanding pursuant to this Section 5.2.4 shall not at any one time exceed $10,000,000.

  5.3. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution, except the following:

       5.3.1.  Distributions by Non-Theatre Subsidiaries to the
  Company or any Wholly-Owned Subsidiary of the Company.

       5.3.2. Distributions in cash by any Theatre Subsidiary to its equityholders which (a) are in proportion to the respective Equity Interests of such Subsidiary owned by such equityholders or
  (b) are disproportionately favorable to the Company or any of its other Subsidiaries based on the respective Equity Interests owned by the equityholders of such Subsidiary; provided, however, that the Company shall use the proceeds of all such Distributions received by the Company to make: (i) payments of principal of and interest on Financing Debt owing to the lenders under the Credit Agreement; (ii) regularly scheduled payments of principal of and interest on Financing Debt owing to non-Affiliates and permitted under Section 5.2.1 as required by the terms of such Financing Debt as in effect immediately prior to the date of such First Tier Default; (iii) regularly scheduled payments of principal of and interest on Financing Debt permitted under Section 5.2.4;
  (iv) payments of general and administrative expenses, taxes, assessments and other expenses (other than principal of and interest on Financing Debt) incurred in the ordinary course of business consistent with past practice; or (v) payments to Harcourt pursuant to Sections 2, 7.2 or 9.

  5.4. Capital Expenditures. Neither the Company nor any of its Subsidiaries shall make any Capital Expenditures, except (a) Capital Expenditures necessary to (i) maintain facilities operated by the Company and its Subsidiaries immediately prior to the date of such First Tier Default or (ii) equip new theatres under commitments made by Theatre Subsidiaries prior to the date of such First Tier Default with customary theatre equipment and facilities and (b) Capital Expenditures made for purposes of remaining competitive with other theatre operators; provided, however, that the aggregate amount of such Capital Expenditures made by the Company and its Subsidiaries at any time that the provisions of this Section 5 apply shall not exceed the amount equal to the product of (A) $5,000,000 multiplied by (B) the sum of (1) one plus (2) the percentage increase (expressed as a decimal) in the PPI during the period from December 31, 1993 to the month immediately preceding the date of such First Tier Default; and provided, further, that in the event that the provisions of this
Section 5 apply during two or more nonconsecutive periods during any 12-month period, the aggregate amount of such Capital Expenditures made during such 12-month period shall not exceed the product of
(x) $5,000,000 multiplied by (y) the sum of (1) one plus (2) the percentage increase in the PPI during the period from December 31, 1993 to the month immediately preceding the commencement of such 12-month period. For purposes of this Section 5.4, Capital Expenditures to increase the number of auditoriums in a facility or otherwise expand such facility or to improve the quality of seats, carpeting, refreshment stands or other amenities within a facility may only be made for purposes of remaining competitive with other theatre operators and shall not be considered Capital Expenditures made solely to maintain facilities pursuant to clause (a)(1) above.

  5.5. Payment of Theatre Obligations. The Theatre Subsidiaries shall use cash generated from operations, cash reserves, proceeds of borrowings and other funds of the Theatre Subsidiaries only to pay obligations of the Theatre Subsidiaries under leases of real property, (b) to make Distributions permitted under Section 5.3.2,
(c) to make Capital Expenditures permitted under Section 5.4, (d) to make Investments permitted under Section 5.1.4 and (e) to pay accounts payable, taxes, assessments and other expenses of the Theatre Subsidiaries incurred in the ordinary course of business.

6. Representations and Warranties. In order to induce Harcourt to enter into this Agreement, the Company represents and warrants as follows:

  6.1.  Organization and Business.

       6.1.1. The Company. The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement, (b) grant the security interests in the Collateral to secure the Obligations and (c) own its properties and carry on the business now conducted or proposed to be conducted by it.

       6.1.2. Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to own its properties and carry on the business now conducted or proposed to be conducted by it. Exhibit 6.1.2A lists each Theatre Subsidiary as of the date hereof. Exhibit 6.1.2B lists each Pledged Theatre Subsidiary as of the date hereof.

       6.1.3. Qualification. Each of the Company and its Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate have, or create a material risk of having, any material adverse effect on the Company and its Subsidiaries taken as a whole.

  6.2. Authorization and Enforceability. The Company has taken all corporate action required to execute, deliver and perform this Agreement. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

  6.3. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement, nor the securing of the Obligations with the Collateral, nor the consummation of any transaction referred to in or contemplated by this Agreement, nor the fulfillment of the terms hereof or of any other agreement or instrument contemplated by this Agreement, has constituted or resulted in or will constitute or result in:

       (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any of its Subsidiaries is a party or by which it is bound, or of the charter or by-laws of the Company or any of its Subsidiaries;

       (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries;

       (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Collateral which secure the Obligations) upon any of the assets of the Company or any of its Subsidiaries; or

       (d) any redemption, retirement or other repurchase obligation of the Company or any of its Subsidiaries under any charter, by-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement, the transactions contemplated hereby or the securing of the Obligations with the Collateral (other than filings necessary to perfect Harcourt's security interest in the Collateral).

  6.4.  Delivery of Collateral.  The Company has delivered to
Harcourt in pledge as part of the Collateral certificates representing all the Equity Interests owned by the Company in the Pledged Theatre Subsidiaries listed on Exhibit 6.1.2B, accompanied by stock transfer powers therefor executed by the Company.

7.  Defaults.

  7.1. Events of Default. The following events are referred to as "Events of Default":

       7.1.1. Payment. The Company shall fail to make any payment in respect of amounts required under Section 2 as the same shall become due.

       7.1.2.  Specified Covenants.  The Company or any of its
  Subsidiaries shall fail to perform or observe any of the provisions of Sections 3.2 through 3.7 or, if applicable, Section 5.

       7.1.3. Other Covenants. The Company or any of its Subsidiaries shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement (other than Section 4), and such failure shall not be rectified or cured to the written satisfaction of Harcourt within 30 days after the earlier of (a) notice thereof by Harcourt to the Company or (b) the date on which the Company shall have actual knowledge thereof.

       7.1.4. Representations and Warranties. Any representation or warranty of or with respect to the Company or any of its Subsidiaries made to Harcourt in, pursuant to or in connection with this Agreement shall be materially false on the date as of which it was made.

       7.1.5. Cross-Defaults, etc. The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt outstanding in an aggregate amount of principal and accrued interest exceeding $1,000,000;

       (a) the Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure shall permit the acceleration of such Financing Debt;

       (b) all or any part of such Financing Debt of the Company or any of its Subsidiaries shall be accelerated or become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

       (c) any Lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt shall be enforced by foreclosure or similar action; or

       (d) any holder of any such Financing Debt shall exercise any right of rescission with respect to the issuance thereof.

       7.1.6.  Ownership; Liquidation; etc.  Except as permitted by
  Section 3.4:

       (a) the Company shall cease to own directly all the capital stock of the Theatre Subsidiaries that were Wholly-Owned
  Subsidiaries as of the date of the Spinoff;

       (b) any Person (other than a member of the Smith Family Group), together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, shall become the beneficial owner within the meaning of Rule 13d-3 of the Exchange Act of more voting stock or total equity capital of the Company than that beneficially owned by the Smith Family Group and such Person, together with such "affiliates" and "associates", is also the beneficial owner within the meaning of Rule 13d-3 of the Exchange Act of at least 15% of either the voting stock or total equity capital of the Company; or

       (c) the Company or any Theatre Subsidiary shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

       7.1.7. Enforceability, etc. This Agreement shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be in full force and effect; or any party hereto shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement shall cease to be enforceable and of the same effect and priority purported to be created hereby.

       7.1.8.  The Company or any of its Subsidiaries shall:

       (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

       (b) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 30 days after the date on which said petition is filed, or file an answer or other pleading within said 30-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

       (c) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

       (d) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

       (e) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent,
  (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or
  (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

       (f) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

  7.2. Certain Payments Upon an Event of Default. If one or more Events of Default shall occur and be continuing, then Harcourt may by notice in writing to the Company require the Company immediately to deposit with Harcourt in cash an amount equal to the then Present Value Lease Exposure (which cash shall be held by Harcourt and applied to the payment of the Company's Obligations under Section 2) and thereupon such amount shall become immediately due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, such amount shall automatically become immediately due and payable.

  7.3. Enforcement of Payment; Collateral; Setoff. If any one or more Payment Defaults shall occur, Harcourt (a) may proceed to enforce payment of the Obligations in such manner as it may elect and to realize upon any and all rights in the Collateral and (b) may offset and apply toward the payment of the Obligations (and/or toward the curing of any Event of Default) any Indebtedness from Harcourt to the Company or any of its Subsidiaries, regardless of the adequacy of any security for the Obligations. Harcourt shall have no duty to determine the adequacy of any such security in connection with any such offset.

  7.4. Specific Performance; Exercise of Rights. If any one or more Events of Default has occurred and is continuing or if one or more Payment Defaults shall occur, Harcourt may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or in any instrument or assignment delivered pursuant to this Agreement, or in aid of the exercise of any power granted in this Agreement or any such instrument or assignment.

  7.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Harcourt's rights hereunder and under, or with respect to, each Guarantee and Transferred Lease shall be cumulative.

  7.6. Annulment of Defaults. A First Tier Default or a Payment Default shall be deemed not to have occurred or to exist for any purpose hereunder, and an Event of Default shall be deemed not to have occurred and be continuing for any purpose hereunder, in each case if Harcourt shall have waived it in writing, stated in writing that it has been cured to Harcourt's reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such First Tier Default or such Event of Default. No such action by Harcourt shall extend to or affect any subsequent First Tier Default or Event of Default or impair any rights of Harcourt upon the occurrence thereof.

  7.7. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, the Company waives:

       (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement), protests, notices of protest and notices of dishonor;

       (b) any requirement of diligence or promptness on the part of Harcourt in the enforcement of its rights under this Agreement;

       (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

       (d) any defense (other than indefeasible payment in full) which it now or hereafter may have with respect to its liability under this Agreement or with respect to the Obligations.

  7.8. Obligations Absolute. The obligations of the Company under Sections 2.1, 2.2, 7.2 and 9 are absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

       (a) the invalidity, unenforceability or irrecoverability of any obligations under any Guarantee, any Guaranteed Lease or any Transferred Lease;

       (b) any change in the terms of, any amendment to or any waiver, consent or modification of, any Guarantee, any Guaranteed Lease or Transferred Lease; or

       (c) any other circumstance which might constitute a defense available to, or a discharge of, Harcourt or the Company (other than, in the case of the Company, indefeasible payment in full).

8.  Security.

  8.1. Collateral. As security for the payment and performance of the Obligations, the Company hereby mortgages, pledges and collaterally grants and assigns to Harcourt, and hereby creates a security interest in favor of Harcourt in, all of the Company's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 8.1.1 through 8.1.3, whether now owned or hereafter acquired, all of which shall be included in the term "Collateral":

       8.1.1. Pledged Stock. All Equity Interests in any Pledged Theatre Subsidiary. All such Equity Interests are collectively referred to as the "Pledged Stock".

       8.1.2. Pledged Rights. All rights to receive profits or surplus of, or other Distributions (including income, return of capital and liquidating distributions) from, any Pledged Theatre Subsidiary that is a partnership, joint venture or limited liability company, including any distributions by any such Person to partners, joint venturers or members. All such rights are collectively referred to as the "Pledged Rights".

       8.1.3. Proceeds and Products. All proceeds, including insurance proceeds, and products of the items of Collateral described or referred to in Sections 8.1.1 and 8.1.2 and, to the extent not included in the foregoing, all Distributions with respect to the Pledged Securities.

  8.2. Representations, Warranties and Covenants with Respect to the Collateral. The Company hereby represents, warrants and covenants that:

       8.2.1. Pledged Stock. All shares of capital stock, limited partnership interests, membership interests and similar Securities included in the Pledged Stock are and shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. The Company will deliver to Harcourt certificates representing the Pledged Stock, registered, if Harcourt so requests, in the name of Harcourt or its nominee, as pledgee, or accompanied by a stock transfer power executed in blank and, if Harcourt so requests, with the signature guaranteed, all in form and manner reasonably satisfactory to Harcourt. Pledged Stock that is not evidenced by a certificate will be registered in the name of Harcourt or its nominee, as pledgee, on the issuer's records, all in form and substance reasonably satisfactory to Harcourt. Upon the occurrence of a Default, Harcourt may transfer into its name or the name of its nominee, as pledgee, any Pledged Securities.

       8.2.2. No Liens or Restrictions on Transfer or Change of Control. All Collateral shall be free and clear of any Liens and restrictions on the transfer thereof, except for Liens permitted by Section 3.2. None of the Pledged Stock is subject to any options to purchase or similar rights of any Person. Except with the written consent of Harcourt, neither the Company nor any Pledged Theatre Subsidiary is, and neither Harcourt nor any Pledged Theatre Subsidiary will be, party to or bound by any agreement, license or franchise which restricts the change of control or ownership of any Pledged Theatre Subsidiary.

       8.2.3. Perfection of the Collateral. Upon Harcourt's request from time to time, the Company will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments, and will take all such other action, as Harcourt deems advisable for confirming to it the Collateral or to carry out any other purpose of this Agreement.

  8.3. Administration of Collateral. The Collateral shall be administered as follows, and if a Payment Default shall have occurred, Section 8.4 shall also apply.

       8.3.1.  Distributions on Pledged Securities.

       (a) Until an Event of Default shall occur and be continuing, the Company shall be entitled, to the extent permitted by this Agreement, to receive all Distributions on or with respect to the Pledged Securities (other than Distributions constituting additional Pledged Securities). All Distributions constituting additional Pledged Securities will be retained by Harcourt (or if received by the Company shall be held by the Company in trust and shall be immediately delivered by the Company to Harcourt in the original form received, endorsed in blank) and held by Harcourt as part of the Collateral.

       (b) If an Event of Default shall have occurred and be continuing, all Distributions on or with respect to the Pledged Securities shall be retained by Harcourt (or if received by the Company shall be held by the Company in trust and shall be immediately delivered by it to Harcourt in the original form received, endorsed in blank) and held by Harcourt as part of the Collateral or applied by Harcourt in accordance with Section 8.4.5.

       8.3.2.  Voting of Pledged Securities.

       (a) Until an Event of Default shall occur and be continuing, the Company shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of this Agreement, and Harcourt will, if so requested, execute appropriate revocable proxies therefor.

       (b) If an Event of Default shall have occurred and be continuing, if and to the extent that Harcourt shall so notify the Company in writing, only Harcourt shall be entitled to vote or consent or take any other action with respect to the Pledged Securities and the Company will, if so requested, execute or cause to be executed appropriate proxies therefor.

  8.4. Right to Realize upon Collateral. Except to the extent prohibited by applicable law that cannot be waived, this Section 8.4 shall govern Harcourt's right to realize upon the Collateral if any Payment Default shall have occurred. The provisions of this
Section 8.4 are in addition to any rights and remedies available at law or in equity.

       8.4.1. General Authority. To the extent specified in written notice from Harcourt to the Company, the Company grants Harcourt full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any or all of the following actions (for the sole benefit of Harcourt but at the Company's expense):

       (a) to ask for, demand, take, collect, sue for and receive all payments in respect of any Pledged Securities which the Company could otherwise ask for, demand, take, collect, sue for and receive for its own use.

       (b) to extend the time of payment of Pledged Securities and to make any allowance or other adjustment with respect thereto;

       (c) to settle, compromise, prosecute or defend any action or proceeding with respect to Pledged Securities and to enforce all rights and remedies thereunder which the Company could otherwise enforce.;

       (d) to enforce the payment of any Pledged Securities, either in the name of the Company or in its own name, and to endorse the name of the Company on all checks, drafts, money orders and other instruments tendered to or received in payment of any Collateral;

       (e) to notify the third party payor with respect to any Pledged Securities of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to Harcourt; provided, however, that whether or not Harcourt shall have so notified such payor, the Company will at its expense render all reasonable assistance to Harcourt in collecting such items and in enforcing claims thereon; and

       (f) to sell, transfer, assign or otherwise deal in or with any Collateral or the proceeds thereof, as fully as the Company otherwise could do.

       8.4.2. Marshaling, etc. Harcourt shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Company or any guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. Harcourt shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or otherwise shall be cumulative. To the extent it may lawfully do so, the Company hereby absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Harcourt, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, the Company (a) agrees that it will not invoke or utilize any law which might prevent, cause delay in or otherwise impede the enforcement of the rights of Harcourt in the Collateral, (b) waives all such laws and (c) agrees that it will not invoke or raise as a defense to any enforcement by Harcourt of its rights and remedies relating to the Collateral or the Obligations any legal or contractual requirement with which Harcourt may have in good faith failed to comply. In addition, the Company hereby waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Collateral, including any such right which the Company would otherwise have under the Constitution of the United States of America or of any state or territory thereof or any other jurisdiction.

       8.4.3. Sales of Collateral. All or any part of the Collateral may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that Harcourt shall give the Company 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Company and Harcourt hereby agrees to be reasonable. At any sale or sales of Collateral, Harcourt or any of its officers acting on its behalf, or Harcourt's assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Obligations owed to Harcourt as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Company, except for the proceeds of such sale or sales pursuant to
  Section 8.4.5. The Company acknowledges that any such sale will be made by Harcourt on an "as is" basis with disclaimers of all warranties, whether express or implied, to the extent permitted by applicable law. The Company agrees that (a) Harcourt may, in its sole discretion, restrict any such sale to one or more purchasers who will agree to guarantee the payment and performance of the Guaranteed Leases and Transferred Leases of Pledged Theatre Subsidiaries, the Pledged Securities of which are included in such sale and who, in the reasonable judgment of Harcourt, are financially capable of performing such guarantee and (b) such manner of disposition is commercially reasonable notwithstanding the possibility that a substantially higher price might be realized if such sale were not so restricted. The Company will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action as Harcourt shall require in connection with any such sale.

       8.4.4. Sale Without Registration. The Company agrees that if, at any time when Harcourt shall determine to exercise its rights hereunder to sell all or part of the Securities included in the Collateral, the Securities in question shall not be effectively registered under the Securities Act (or other applicable law), Harcourt may, in its sole discretion, sell such Securities by private or other sale not requiring such registration in such manner and in such circumstances as Harcourt may deem necessary or advisable in order that such sale may be effected in a commercially reasonable manner in accordance with applicable law without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event Harcourt may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Securities and (c) cause to be placed on certificates representing the Securities in question a legend to the effect that such Securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. The Company hereby agrees that such manner of disposition is commercially reasonable, that it will upon Harcourt's request give any such purchaser access to such information regarding the issuer of the Securities in question as Harcourt may reasonably request and that Harcourt shall not incur any responsibility for selling all or part of the Securities included in the Collateral at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). The Company acknowledges that there is no adequate remedy at law for breach by it of this Section 8.4.4 and that such breach would not be adequately compensable in damages and therefore agrees that this
  Section 8.4.4 may be specifically enforced.

       8.4.5. Application of Proceeds. The proceeds of all sales and collections in respect of any Collateral or other assets of the Company, all funds collected from the Company and any cash contained in the Collateral, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

       (a) first, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of Harcourt and the reasonable fees and expenses of its special counsel;

       (b) second, any surplus then remaining to the payment of the Obligations in such order and manner as Harcourt may in its sole discretion determine; and

       (c) third, any surplus then remaining shall be paid to the Company, subject, however, to the rights of the holder of any then existing Lien of which Harcourt has actual notice.

  8.5. Custody of Collateral. Except as provided by applicable law that cannot be waived, Harcourt will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession. Harcourt will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by Harcourt acting in good faith.

9.  Expenses; Indemnity.

  9.1.  Expenses.  The Company will pay:

       (a) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement or any Collateral; and

       (b) all other reasonable expenses incurred by Harcourt in connection with the enforcement of any rights hereunder, including costs of collection and reasonable attorneys' fees and expenses.

  9.2. General Indemnity. The Company hereby agrees to indemnify Harcourt, each of the directors, officers, employees and agents of Harcourt, and each Person, if any, who controls Harcourt (Harcourt and each of such directors, officers, employees, agents and control Persons is referred to as an "Indemnified Party"), and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the existence or exercise of any security rights with respect to the Collateral in accordance with this Agreement or (b) this Agreement or any transaction contemplated hereby, except for (i) litigation commenced by the Company against Harcourt which seeks enforcement of any of the rights of the Company hereunder and is determined adversely to Harcourt in a final nonappealable judgment and (ii) the extent such claims, damages, liabilities and expenses result from the gross negligence or willful misconduct of Harcourt.

10. Successors and Assigns. Any reference in this Agreement to any party hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company or Harcourt that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided, however, that the Company may not assign its rights or obligations under this Agreement.

11. Confidentiality. Harcourt agrees that it will make no disclosure of confidential information furnished to it by the Company or any of its Subsidiaries unless such information shall have become public, except:

       (a) in connection with operations under or the enforcement of this Agreement;

       (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

       (c) to its counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

       (d) with the prior written consent of the Company, to any other Person.

12. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback).

  If to Harcourt, to it at:

       27 Boylston Street
       Chestnut Hill, Massachusetts  02167
       Telecopy No.:  (617) 278-5567
       Attention:  General Counsel

  If to the Company, to it at:

       1300 Boylston Street
       Chestnut Hill, Massachusetts  02167
       Telecopy No.:  (617) 264-8206
       Attention:  General Counsel

13. Course of Dealing; Amendments and Waivers. No course of dealing between Harcourt, on one hand, and the Company, any of its Subsidiaries or any of their respective Affiliates, on the other hand, shall operate as a waiver of any of the rights of Harcourt under this Agreement or with respect to the Obligations. The Company acknowledges that if Harcourt, without being required to do so by this Agreement, gives any notice or information to the Company, any of its Subsidiaries or any of their respective Affiliates, Harcourt shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of Harcourt in exercising any right under this Agreement or with respect to the Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by Harcourt and, in the case of an amendment, signed by the Company. Although Harcourt shall have no duty to agree to any waiver, consent or amendment with respect to this Agreement, Harcourt shall give due consideration in accordance with its business judgment to each request made by the Company for any such waiver, consent or amendment.

  Any waiver, consent, amendment or notice of termination entered into by any party for any of the following purposes need not be specifically authorized or approved by the Board of Directors of such party (or any duly appointed committee of the Board of Directors of such party with authority to act for such purposes) if such waiver, consent, amendment or notice of termination is approved by an officer of such party who is authorized to approve such type of waiver, consent, amendment or notice of termination: (a) to cure any ambiguity herein; (b) to cure, correct or supplement any defect or inconsistent provision contained herein; or (c) to make any provision in regard to matters or questions arising hereunder which is not inconsistent with the provisions of this Agreement and which does not adversely affect the interests of such party.

14. Termination and Defeasance. This Agreement may be terminated at any time by Harcourt in its sole discretion by providing written notice to the Company. This Agreement shall terminate at such time as the Present Value Lease Exposure is less than $50,000,000 if at such time no First Tier Default, Payment Default or Event of Default has occurred and is continuing; provided, however, that Sections 2, 3.1, 3.6, 9, 10, 11 and 12 and Sections 7.3 through 7.8 (insofar as they relate to Sections 2, 3.1 and 3.6) shall survive the termination of this Agreement. Upon any such termination, the Collateral shall revert to the Company and the right, title and interest of Harcourt therein shall terminate. Thereupon, on the Company's demand and at its cost and expense, Harcourt shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Company any Collateral then in its possession.

15. General. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts, except as may be required by the UCC with respect to matters involving the perfection of Harcourt's Lien on the Collateral and the enforcement of such Lien.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                           HARCOURT GENERAL, INC.


                           By /s/ Eric P. Geller

                           Senior Vice President,
                           General Counsel and Secretary



                           GC COMPANIES, INC.


                           By /s/ Philip Szabla

                           Vice President and General Counsel

                                                      Exhibit 1.3A


                         B MARKET THEATRES

          Unit # Name                 Market

          410    Pga                  West Palm
          448    County Seat          Gary
          450    Willowbrook          Houston
          466    Dublin Place         No. Calif
          467    Birdcage Walk        No. Calif
          468    Solano Mall          No. Calif
          484    Point Nasa           Houston
          488    University Park      S. Bend
          491    Kitsap Mall          Seattle
          507    Janaf                Norfolk
          514    Lakeside             New Orleans
          521    Southland            No. Calif
          544    The Galleria         Ft. Lauderdale
          655    South Park           Charlotte
          656    Everett Mall         Seattle
          720    Avco                 Los Angeles
          761    Riviera Cinema       Miami
          781    Perimeter Mall       Atlanta
          833    Sherman Oaks         Los Angeles
          834    Lakeside             New Orleans
          853    Merchants Walk       Atlanta
          875    Southlake            Gary
          882    Everett Mall         Seattle
          887    Colonial             Orlando
          893    Cielo Vista          El Paso
          894    Mall of Memphis      Memphis
          918    Gateway Center       Seattle
          925    Fountains 8          Ft. Lauderdale
          936    Renton Village       Seattle
          938    Beverly              Los Angeles
          939    Altamonte 8          Orlando
          943    Hollywood            Los Angeles
          953    Fashion Square       Orlando
          957    Glendale             Los Angeles
          973    Meyerland            Houston
          975    Sherman Oaks         Los Angeles
          977    Pacific Place        Seattle
          980    South Bay            Los Angeles
          982    Barton Creek         Austin
          984    Irving Mall          Dallas
          992    Parkway Point        Atlanta
                                                      Exhibit 1.3B


                      General Cinema Theatres
                        Threatre Listing

                          CORE THEATRES

          Unit #   Name                Market

          408 Citadel Mall             Charleston
          418 Christiana Mall          Philadelphia
          445 University               Buffalo
          453 Har Mar                  Minneapolis
          462 Lansing Mall             Lansing
          472 Canton Cinema            Detroit
          480 Mckinley Mall            Buffalo
          492 Cross Pointe             Fayettville
          496 Plaza At Chapel          Akron
          516 Parmatown                Cleveland
          579 Central Plaza            Westchester
          581 Greenwood                Indianapolis
          654 No. Dartmouth            No. Dartmouth
          662 Wyoming Valley           Scranton
          680 Har Mar                  Minneapolis
          691 Columbia City            Baltimore
          700 Viewmont                 Scranton
          723 Owings Point - Premium   Baltimore
          724 Mayfair Mall - Premium   Wauwatoosa
          793 Eastgate Indpls          Indianapolis
          804 Crosscreek Mall          Fayettville
          809 Shelard Park             Minneapolis
          825 Chestnut Hill            Boston
          828 Maine Mall               Portland
          829 Mercer Mall              Philadelphia
          837 Hanes Mall               Winston-Salem
          841 Wyoming Valley           Scranton
          843 Castleton Sq.            Indianapolis
          846 Lafayette Sq.            Indianapolis
          849 Deptford                 Philadelphia
          858 Lehigh Valley            Allentown
          863 Security Square          Baltimore
          895 Woodgrove Fstvl          Chicago
          902 Bay Plaza                Bronx
          904 Westwood Town            Cleveland
          905 Bridgewater              No. New Jersey
          909 Novi Town Ctr            Detroit

                                                    Exhibit 1.3B


                     General Cinema Theatres
                        Threatre Listing

                    CORE THEATRES (Continued)


          914 Northwoods              Charleston
          917 Ridge Park              Cleveland
          924 Westgate, 6             Cleveland
          927 West Market             Akron
          940 Ford City               Chicago
          941 Midway Mall             Cleveland
          942 Centennial              Minneapolis
          951 Clifton Commons         No. New Jersey
          952 Canton Cinema           Canton
          955 Pittsford               Rochester
          958 Walden Galleria         Buffalo
          963 Tyngsboro               Tyngsboro
          965 Franklin Mills          Philadelphia
          966 Towson Commons          Baltimore
          967 Mall of America         Minneapolis
          968 Clearwater              Indianpolis
          969 Braintree               Boston
          971 Burlington              Boston
          972 Framingham              Boston
          974 Yorktown Premium        Chicago
          976 Randhurst               Chicago
          978 Northbrook              Chicago
          979 Yorktown                Chicago
          981 Plymouth Meeting        Philadelphia
          983 Essex Green             No. New Jersey
          988 Mayfair Mall            Wauwatoosa
          991 Owings Point            Baltimore
          994 Dutch Square            Columbia

                                                      Exhibit 1.3C


                         PROBLEM THEATRES

          Unit     Name        Market

          412 Four Season      Greensboro
          414 Gwinnett Place   Atlanta
          422 Rancho           Los Angeles
          423 Montclair        Los Angeles
          431 Town East        Dallas
          435 Cinema V         Ft. Worth
          438 Greenwood        Indianapolis
          446 Hickory Ridge    Memphis
          449 Galleria         Dallas
          457 Furneaux Creek   Dallas
          458 Raleigh Cinema   Memphis
          459 Deerbrook        Houston
          463 West Oaks Center Houston
          471 Coral Square     Ft. Lauderdale
          474 Central Park     Ft. Worth
          476 Northland        Columbus
          477 Burnhaven        Minneapolis
          483 The Park         El Paso
          486 Tower Place      Charlotte
          490 Copperfield      Houston
          493 Regency          Augusta
          553 Northeast        Philadelphia
          626 Thruway Mall     Buffalo
          635 Warwick Mall     Providence
          704 Lakehurst        Waukegan
          713 Rutgers          No. New Jersey
          716 Deerbrook        Chicago
          744 Galleria Cinema  Los Angeles
          801 Town East Mall   Dallas
          806 Eric Commons     Cleveland
          815 Lincoln Mall     Providence
          817 Altamonte Mall   Orlando
          856 University Park  South Bend
          860 Fremont Hub      No. Calif
          861 San Mateo        Albuquerque
          867 Springfield      Washington DC
          869 Sandy Springs 8  Atlanta
          870 Lincoln Mall     Chicago
          872 Summit Park      Buffalo
          876 Columbia Mall    Columbia




                 PROBLEM THEATRES - (Continued)


          Unit     Name        Market

          879 Intracoastal     Miami
          883 Westland         Columbus
          888 Arlington Park   Ft. Worth
          889 Ridgmer Town Sq. Ft. Worth
          906 Cinema 10        Miami
          908 Lincoln Plaza 8  Seattle
          910 Esplanade Mall   New Orleans
          912 Highland 10      Austin
          913 Fallbrook 10     Los Angeles
          915 Pembroke         Ft. Lauderdale
          921 Mission Bay      Ft. Lauderdale
          922 Deerfield 8      Ft. Lauderdale
          923 Hairston         Atlanta
          928 Richardson       Dallas
          930 Pleasant Valley  Raleigh
          933 Sunland Park     El Paso
          934 Great Hills      Austin
          947 Lake Mary        Orlando
          954 Market 7         Rochester






                                                   Exhibit 3.4.4


                 PERMITTED SALES OF THEATRE ASSETS


1.  Novi Town Center

2.  Lansing Mall West

3.  Canton

4.  Central Park Plaza




                                                     Exhibit 4.8.4


                        GC Companies, Inc.

           Existing Permitted Non-theatre Investments



                                                             (In Thousands)

           Global TeleSystems                                    $  25,000

           GrandVision                                               8,179

           American Capital Access                                  30,000

           Kabelmedia                                               13,369

           Fuelman                                                  11,042

           Teletrac                                                  8,273

                                                                __________
                                                                $   95,863
                                                                __________


                         Exhibit 6.1.2A


                       GC COMPANIES, INC.
                      THEATRE SUBSIDIARIES




General Cinema Theatres, Inc.
--------------------------------------

G.C. Theatre Corp. of California
GC Grill Holdings, Inc.
General Cinema Corp. of Georgia
General Cinema Corp. of Indiana
General Cinema Corp. of Louisiana
General Cinema Corp. of Maryland, Inc.
General Cinema Corp. of Massachusetts
General Cinema Corp. of Michigan
General Cinema Corp. of Minnesota, Inc.
General Cinema Corp. of New York, Inc.
General Cinema Corp. of North Carolina
General Cinema Corp. of Owings Mills
General Cinema Corp. Parkway Pointe
General Cinema Corp. of Pennsylvania
General Cinema Corp. of Plymouth Meeting
General Cinema Corp. of Rhode Island
General Cinema Corp. of South Carolina
General Cinema Corp. of Tennessee
General Cinema Corp. of Texas
General Cinema Corp. of Virginia
General Cinema Corp. of Washington
General Cinema of Arizona, Inc.
General Cinema of New Mexico, Inc.
General Cinema Theatre of Columbia, Inc.
General Cinema Theatre of Yorktown, Inc.
General Cinema Theatres of Delaware, Inc.
General Cinema Theatres of Florida, Inc.
General Cinema Theatres of Illinois, Inc.
General Cinema Theatres of New Jersey, Inc.
General Cinema Theatres of Ohio, Inc.
General Cinema Specialty Film, Inc.
Joliet Cinema, Inc.
Louis Joliet Cinema, Inc.



General Cinema International, Inc.
------------------------------------

Arrendadora Inmobiliaria Cinematografica
    S.A. de C.V. (Formerly
Cinemas United Artists,
     S.A. de C.V.)
Operadora de Cinemas, S.A. de C.V.
Servicios Especializados Cinematograficos,
    S.A. de C.V.


Hoyts General Cinema South America, Inc.
----------------------------------------

GCC/Hoyts Brazil, Inc.
   General Cinema do Brasil Empreendimentos, Ltda.
Boca Holdings, Inc.
   General Cinema de Argentina, S.A.
   Hoyts Cinema de Argentina, S.A.



                         Exhibit 6.1.2B


                       GC COMPANIES, INC.
                  PLEDGED THEATRE SUBSIDIARIES




General Cinema Theatres, Inc.
--------------------------------

G.C. Theatre Corp. of California
GC Grill Holdings, Inc.
General Cinema Corp. of Georgia
General Cinema Corp. of Indiana
General Cinema Corp. of Louisiana
General Cinema Corp. of Maryland, Inc.
General Cinema Corp. of Massachusetts
General Cinema Corp. of Michigan
General Cinema Corp. of Minnesota, Inc.
General Cinema Corp. of New York, Inc.
General Cinema Corp. of North Carolina
General Cinema Corp. of Owings Mills
General Cinema Corp. Parkway Pointe
General Cinema Corp. of Pennsylvania
General Cinema Corp. of Plymouth Meeting
General Cinema Corp. of Rhode Island
General Cinema Corp. of South Carolina
General Cinema Corp. of Tennessee
General Cinema Corp. of Texas
General Cinema Corp. of Virginia
General Cinema Corp. of Washington
General Cinema of Arizona, Inc.
General Cinema of New Mexico, Inc.
General Cinema Theatre of Columbia, Inc.
General Cinema Theatre of Yorktown, Inc.
General Cinema Theatres of Delaware, Inc.
General Cinema Theatres of Florida, Inc.
General Cinema Theatres of Illinois, Inc.
General Cinema Theatres of New Jersey, Inc.
General Cinema Theatres of Ohio, Inc.
General Cinema Specialty Film, Inc.
Joliet Cinema, Inc.
Louis Joliet Cinema, Inc.



General Cinema International, Inc.
----------------------------------

Arrendadora Inmobiliaria Cinematografica
    S.A. de C.V. (Formerly Cinemas United Artists,
          S.A. de C.V.)
Operadora de Cinemas, S.A. de C.V.
Servicios Especializados Cinematograficos,
    S.A. de C.V.


Hoyts General Cinema South America, Inc.
----------------------------------------